Exhibit 99.3.1

PRO FORMA VALUATION UPDATE REPORT

FIRST CONNECTICUT BANCORP, INC.
Farmington, Connecticut

PROPOSED HOLDING COMPANY FOR:
FARMINGTON BANK
Farmington, Connecticut

Dated As Of:
March 15, 2011

Prepared By:

RP® Financial, LC.
1100 North Glebe Road
Suite 1100
Arlington, Virginia  22201

RP® FINANCIAL, LC.

Serving the Financial Services Industry Since 1988

                                           March 15, 2011

Boards of Directors
First Connecticut Bancorp, Inc.
Farmington Bank
One Farm Glen Boulevard
Farmington, Connecticut  06032

Members of the Boards of Directors:

We have completed and hereby provide an updated appraisal of the estimated pro forma market value of the common stock which is to be issued in connection with the mutual-to-stock conversion described below.

This updated appraisal is furnished pursuant to the requirements of 563b.7 and has been prepared in accordance with the “Guidelines for Appraisal Reports for the Valuation of Savings and Loan Associations Converting from Mutual to Stock Form of Organization” of the Office of Thrift Supervision (“OTS”) and applicable interpretations thereof.  Such Valuation Guidelines are relied upon by the Federal Reserve Board (“FRB”), the Federal Deposit Insurance Corporation (“FDIC”) and the Connecticut Department of Banking (“CDOB”) in the absence of separate written valuation guidelines.  Our original appraisal report, dated December 14, 2010 (the “Original Appraisal”) is incorporated herein by reference.  As in the preparation of our Original Appraisal, we believe the data and information used herein is reliable; however, we cannot guarantee the accuracy and completeness of such information.

On January 25, 2011, the Board of Directors of First Connecticut Bancorp, Inc., a Connecticut-chartered mutual holding company, (the “MHC”) adopted the plan of conversion and reorganization, whereby the MHC will convert to stock form.  As a result of the conversion, the MHC, which currently owns all of the issued and outstanding common stock of Farmington Bank will be succeeded by a new Maryland corporation with the name of First Connecticut Bancorp, Inc. (“First Connecticut” or the “Company”).  Following the conversion, the MHC will no longer exist.  For purposes of this document, the existing consolidated entity will hereinafter be referred to as First Connecticut or the Company.

First Connecticut will offer its common stock in a subscription offering to Eligible Deposit Account Holders, Tax-Qualified Employee Stock Benefit Plans including Farmington Bank’s employee stock ownership plan (the “ESOP”) and Supplemental Eligible Deposit Account Holders, as such terms are defined for purposes of applicable federal regulatory guidelines governing mutual-to-stock conversions.  To the extent that shares remain available for purchase after satisfaction of all subscriptions received in the  subscription  offering, the shares may be offered for sale to members of the general public in a community offering and/or a syndicated community offering.  A portion of the net proceeds received from the sale of the common stock will be used to purchase all of the then to be issued and outstanding capital stock of Farmington Bank and the balance of the net proceeds will be retained by the Company.

Washington Headquarters
Three Ballston Plaza	Telephone: (703) 528-1700
1100 North Glebe Road, Suite1100	Fax No.: (703) 528-1788
Arlington, VA 22201	Toll-Free No.: (866) 723-0594
www.rpfinancial.com	E-Mail: mail@rpfinancial.com

Boards of Directors
March 15, 2011

At this time, no other activities are contemplated for the Company other than the ownership of the Bank, a loan to the newly-formed ESOP and reinvestment of the proceeds that are retained by the Company.  In the future, First Connecticut may acquire or organize other operating subsidiaries, diversify into other banking-related activities, pay dividends or repurchase its stock, although there are no specific plans to undertake such activities at the present time.

The plan of conversion and reorganization provides for the establishment of Farmington Bank Community Foundation, Inc. (the “Foundation”).  The Foundation will be funded with First Connecticut common stock contributed by the Company in an amount equal to 4.0% of the shares of common stock issued in the offering.  The purpose of the Foundation is to provide financial support to charitable causes and community development activities in the communities in which Farmington Bank operates.

This updated appraisal reflects the following noteworthy items:  (1) a review of recent developments in First Connecticut’s financial condition, including financial data through December 31, 2010; (2) an updated comparison of First Connecticut’s financial condition and operating results versus the Peer Group companies identified in the Original Appraisal; and (3) a review of stock market conditions since the date of the Original Appraisal.

The estimated pro forma market value is defined as the price at which First Connecticut’s common stock, immediately upon completion of the public stock offering, would change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or sell and both having reasonable knowledge of relevant facts.

Our valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing shares of the common stock.  Moreover, because such valuation is necessarily based upon estimates and projections of a number of matters, all of which are subject to change from time to time, no assurance can be given that persons who purchase shares of common stock in the conversion will thereafter be able to buy or sell such shares at prices related to the foregoing valuation of the pro forma market value thereof.  RP Financial is not a seller of securities within the meaning of any federal and state securities laws and any report prepared by RP Financial shall not be used as an offer or solicitation with respect to the purchase or sale of any securities.  RP Financial maintains a policy which prohibits the company, its principals or employees from purchasing stock of its client institutions.

Boards of Directors
March 15, 2011

Discussion of Relevant Considerations

1.             Financial Results

Table 1 presents summary balance sheet and income statement details for the twelve months ended September 30, 2010 and updated financial information through December 31, 2010.  First Connecticut’s assets decreased by $95.8 million or 6.3% from September 30, 2010 to December 31, 2010.  Most of the decrease in assets consisted of cash and cash equivalents, which funded growth in investments and loans as well as deposit runoff.  Overall, cash and investments (inclusive of FHLB stock) decreased from $294.1 million or 19.4% of assets at September 30, 2010 to $192.7 million or 13.6% of assets at December 31, 2010.  Loans receivable increased from $1.139 billion or 75.3% of assets at September 30, 2010 to $1.158 billion or 81.7% of assets at December 31, 2010, while the balances for bank-owned life insurance and loans held for sale showed modest increases and decreases, respectively, during the quarter.

Updated credit quality measures showed credit quality improved during the fourth quarter of 2010.  First Connecticut’s non-performing assets decreased from $20.9 million or 1.38% of assets at September 30, 2010 to $18.0 million or 1.27% of assets at December 31, 2010.  A decrease in non-accruing residential loans accounted for the decrease in the non-performing assets balance, which was partially offset by slight increases non-accruing loans balances for commercial real estate loans, commercial business loans and home equity lines of credit.  Other real estate owned also increased slightly during the fourth quarter of 2010.  As of December 31, 2010, non-performing assets consisted of $17.7 million of non-accrual loans and $238,000 of other real estate owned.  Non-accruing commercial business loans and residential loans totaling $5.7 million and $5.2 million, respectively, comprised the two largest concentrations of non-accruing loans held by the Company at December 31, 2010.  Timeshare loans accounted for $4.9 million of the non-accruing commercial business loan balance at December 31, 2010.

The Company’s interest-bearing funding composition showed a decrease in deposits during the fourth quarter of 2010, which was funded with cash and cash equivalents, and, to a lesser extent, borrowings.  Deposits decreased from $1.231 billion or 81.4% of assets at September 30, 2010 to $1.109 billion or 78.2% of assets at December 31, 2010.  Most of the decrease in deposits consisted of NOW account deposits that were held by municipalities.  Borrowings increased from $149.8 million or 9.9% of assets at September 30, 2010 to $176.0 million or 12.4% of assets at December 31, 2010.  The increase in borrowings was largely due to growth of repurchase liabilities that consist of short-term customer sweep account deposits, which increased from $60.8 million at September 30, 2010 to $84.0 million at December 31, 2010.  The balance of FHLB advances increased from $68.0 million at September 30, 2010 to $71.0 million at December 31, 2010, while the balance of repurchase agreements remained at $21.0 million.  First Connecticut’s equity decreased from $97.9 million to $95.0 million during the fourth quarter, as the result of a net loss recorded in the fourth quarter and the adjustment for net unrealized gains or losses on available for sale investments going from a net gain of $244,000 at September 30, 2010 to a net loss of $2.5 million at December 31, 2010.  However, as the result asset shrinkage during the fourth quarter, First Connecticut’s equity-to-assets ratio increased from 6.5% at September 30, 2010 to 6.7% at December 31, 2010.

Boards of Directors
March 15, 2011

Table 1
First Connecticut Bancorp, Inc.
Recent Financial Data

	At September 30, 2010		At December 31, 2010
	Amount	Assets	Amount	Assets
	($000)	(%)	($000)	(%)
Balance Sheet Data
Total assets	$1,512,412	100.0%	$1,416,630	100.0%
Cash, cash equivalents	135,574	9.0	18,608	1.3
Investment securities	151,091	10.0	166,680	11.8
Loans receivable, net	1,138,861	75.3	1,157,917	81.7
Loans held for sale	3,407	0.2	862	0.1
FHLB stock	7,449	0.5	7,449	0.5
Bank-Owned Life Insurance	19,475	1.3	19,657	1.4
Deposits	1,231,026	81.4	1,108,505	78.2
Borrowings	149,760	9.9	176,029	12.4
Total equity	97,902	6.5	94,993	6.7

	12 Months Ended		12 Months Ended
	September 30, 2010		December 31, 2010
	Amount	Avg. Assets	Amount	Avg. Assets
	($000)	(%)	($000)	(%)
Summary Income Statement
Interest income	$61,406	4.51%	$61,063	4.37%
Interest expense	(12,120)	(0.89)	(11,613)	(0.83)
Net interest income	49,286	3.61	49,450	3.54
Provisions for loan losses	(5,319)	(0.39)	(6,694)	(0.48)
Net interest income after prov.	43,967	3.23	42,756	3.06

Non-interest operating income	4,098	0.30	4,381	0.31
Gain on sale of investments	965	0.07	1,686	0.12
Gain on loans sold	408	0.03	822	0.06
Non-interest operating expense	(40,770)	(2.99)	(42,674)	(3.05)
Income before income tax expense	8,668	0.64	6,971	0.50
Income taxes	(2,516)	(0.18)	(2,102)	(0.15)
Net income	$6,152	0.45%	$4,869	0.35%

Sources: First Connecticut’s prospectus, audited and unaudited financial statements, and RP Financial calculations.

Boards of Directors
March 15, 2011

First Connecticut’s operating results for the twelve months ended September 30, 2010 and December 31, 2010 are also set forth in Table 1.  The Company’s reported earnings decreased from $6.2 million or 0.45% of average assets for the twelve months ended September 30, 2010 to $4.9 million or 0.35% of average assets for the twelve months ended December 31, 2010.  The decrease in net income was due to increases in loan loss provisions and operating expenses, which were partially offset by increases in net interest income, non-interest operating income and gains on sale of loans and investments.

First Connecticut’s net interest income was up slightly during the most recent twelve month period, but decreased as a percent of average assets from 3.61% for the twelve months ended September 30, 2010 to 3.54% for the twelve months ended December 31, 2010.  The decrease in the net interest income ratio was due to a more significant decrease in the interest income ratio compared to the interest expense ratio, which was consistent with trend in the Company’s interest rate spread.  First Connecticut’s interest rate spread narrowed from 3.74% during the nine months ended September 30, 2010 to 3.63% during the year ended December 31, 2010.

Higher operating expenses resulted in a very slight increase in the Company’s updated operating expense ratio, as operating expense increased from 2.99% of average assets for the twelve months ended September 30, 2010 to 3.05% of average assets for the twelve months ended December 31, 2010.  Higher compensation costs accounted for most of the increase in operating expenses, which included staffing a branch that was opened in the fourth quarter of 2010.  Overall, First Connecticut’s updated ratios for net interest income and operating expenses provided for a slightly lower expense coverage ratio (net interest income divided by operating expenses).  First Connecticut’s expense coverage ratio decreased from 1.21x for the twelve months ended September 30, 2010 to 1.16x  for the twelve months ended December 31, 2010.

Non-interest operating income was up slightly during the most recent twelve month period, increasing from 0.30% of average assets for the twelve months ended September 30, 2010 to 0.31% of average assets for the twelve months ended December 31, 2010.  Overall, when factoring non-interest operating income into core earnings, the Company’s updated efficiency ratio of 79.2% (operating expenses, net of goodwill amortization, as a percent of net interest income and non-interest operating income) was slightly less favorable compared to the 76.5% efficiency ratio recorded for the twelve months ended September 30, 2010.

Boards of Directors
March 15, 2011

The Company’s updated earnings showed increases in gains on sale of loans and investments, which amounted to 0.06% and 0.12% of average assets, respectively, versus comparable ratios of 0.03% and 0.07% for the twelve months ended September 30, 2010.

Loan loss provisions were higher during the most recent twelve month period and as a percent of average assets increased from 0.39% for the twelve months ended September 30, 2010 to 0.48% for the twelve months ended December 31, 2010.  Among the factors that contributed to the higher loan loss provisions established during the most recent twelve month period included additional net charge-offs recorded in the fourth quarter and the balance of troubled debt restructurings increased during the fourth quarter.  As of December 31, 2010, the Company maintained valuation allowances of $20.7 million, equal to 117.0%% of non-accruing loans.

2.             Peer Group Financial Comparisons

Tables 2 and 3 present the financial characteristics and operating results for First Connecticut, the Peer Group and all publicly-traded thrifts.  The Company’s and the Peer Group’s ratios are based on financial results through December 31, 2010, unless otherwise indicated for the Peer Group companies.  Danvers Bancorp, Inc. of Massachusetts and Abington Bancorp, Inc. of Pennsylvania, which were two of the Peer Group companies identified in the Original Appraisal, are under pending acquisitions to sell control and, therefore, have been eliminated from the Peer Group.

In general, the comparative balance sheet ratios for the Company and the Peer Group did not vary significantly from the ratios exhibited in the Original Appraisal.  Consistent with the Original Appraisal, the Company’s updated interest-earning asset composition reflected a higher concentration of loans and a lower concentration of cash and investments.  Overall, the Company maintained a slightly higher level of interest-earning assets than the Peer Group, as updated interest-earning assets-to-assets ratios equaled 95.4% and 94.9% for the Company and the Peer Group, respectively.

The updated mix of deposits and borrowings maintained by First Connecticut and the Peer Group also did not change significantly from the Original Appraisal.  First Connecticut’s funding composition continued to reflect a higher concentration of deposits and a lower concentration of borrowings, relative to the comparable Peer Group measures.  Updated interest-bearing liabilities-to-assets ratios equaled 90.6% and 85.4% for the Company and the Peer Group, respectively.  First Connecticut’s updated tangible equity-to-assets ratio equaled 6.7%, which remained below the comparable Peer Group ratio of 13.1%.  Overall, First Connecticut’s updated interest-earning assets-to-interest-bearing liabilities (“IEA/IBL”) ratio equaled 105.3%, which remained below the comparable Peer Group ratio of 111.1%.  As discussed in the Original Appraisal, the additional capital realized from stock proceeds should serve to increase First Connecticut’s IEA/IBL ratio to a ratio that is more comparable to the Peer Group’s ratio, as the level of interest-bearing liabilities funding assets will be lower due to the increase in capital realized from the offering and the net proceeds realized from the offering will be primarily deployed into interest-earning assets.

Boards of Directors
March 15, 2011

Table 2
Balance Sheet Composition and Growth Rates
Comparable Institution Analysis
As of December 31, 2010

		Balance Sheet as a Percent of Assets										Balance Sheet Annual Growth Rates							Regulatory Capital
		Cash & Equivalents	MBS & Invest	BOLI	Loans	Deposits	Borrowed Funds	Subd. Debt	Net Worth	Goodwill & Intang	Tng Net Worth	Assets	MBS, Cash & Investments	Loans	Deposits	Borrows. &Subdebt	Net Worth	Tng Net Worth	Tangible	Core	Reg.Cap.

First Connecticut Bancorp, Inc.
December 31, 2010		1.3%	12.3%	1.4%	81.8%	78.2%	12.4%	0.0%	6.7%	0.0%	6.7%	12.86%	20.38%	11.42%	11.53%	32.27%	1.41%	1.41%	6.54%	6.54%	10.15%

All Public Companies
Averages		6.1%	20.7%	1.4%	66.6%	73.0%	13.5%	0.5%	12.0%	0.8%	11.2%	3.63%	11.82%	0.79%	6.34%	-16.08%	2.45%	2.52%	11.28%	11.21%	19.42%
Medians		4.9%	19.0%	1.5%	68.9%	73.2%	12.4%	0.0%	10.8%	0.1%	9.9%	1.10%	8.39%	-1.39%	3.76%	-13.57%	2.43%	2.61%	10.08%	9.96%	17.45%

State of CT
Averages		4.4%	18.0%	1.1%	71.2%	71.1%	14.2%	0.3%	11.6%	2.0%	9.7%	6.59%	15.49%	5.10%	6.57%	-5.72%	4.10%	2.12%	8.91%	8.91%	13.62%
Medians		3.6%	12.1%	1.2%	69.3%	71.4%	15.6%	0.0%	9.5%	0.4%	9.2%	6.20%	17.50%	0.90%	6.55%	-4.21%	3.88%	5.02%	8.03%	8.03%	14.08%

Comparable Group
Averages		3.2%	21.5%	1.7%	70.2%	66.5%	18.5%	0.4%	13.6%	0.5%	13.1%	4.64%	15.18%	1.29%	14.26%	-14.10%	6.30%	6.47%	13.25%	13.25%	20.04%
Medians		1.8%	19.4%	1.8%	73.5%	68.8%	15.4%	0.0%	13.2%	0.0%	12.7%	4.02%	3.49%	2.09%	10.45%	-16.03%	3.09%	3.88%	12.69%	12.69%	16.35%

Comparable Group
BFED	Beacon Federal Bancorp of NY	1.2%	18.8%	1.0%	76.0%	65.8%	23.5%	0.0%	10.2%	0.0%	10.2%	-1.00%	-2.44%	-1.14%	2.36%	-12.14%	7.73%	7.73%	9.55%	9.55%	13.42%
BRKL	Brookline Bancorp, Inc. of MA	2.4%	12.5%	0.0%	81.7%	66.6%	14.3%	0.0%	18.3%	1.7%	16.6%	4.00%	2.73%	4.25%	10.85%	-17.11%	1.74%	2.20%	15.42%	15.42%	18.80%
CBNJ	Cape Bancorp, Inc. of NJ (1)	2.3%	15.7%	2.7%	72.9%	71.0%	16.0%	0.0%	12.5%	2.2%	10.3%	-1.10%	3.49%	-2.07%	2.24%	-16.84%	4.43%	5.56%	9.96%	9.96%	13.90%
ESSA	ESSA Bancorp, Inc. of PA	0.7%	26.0%	1.5%	69.2%	53.8%	29.8%	0.0%	15.4%	0.0%	15.4%	4.55%	9.43%	2.46%	45.26%	-26.99%	-8.82%	-8.82%	NA	NA	NA
OSHC	Ocean Shore Holding Co. of NJ (1)	11.7%	3.8%	1.8%	79.9%	72.0%	13.1%	1.8%	11.8%	0.0%	11.8%	12.86%	NM	2.19%	13.27%	-5.92%	47.35%	47.35%	NA	NA	NA
OCFC	OceanFirst Financial Corp. of NJ	1.4%	20.0%	1.8%	74.1%	73.9%	14.8%	1.2%	8.9%	0.0%	8.9%	10.90%	64.14%	1.99%	21.97%	-15.22%	9.65%	9.65%	NA	NA	NA
UBNK	United Financial Bancorp of MA	5.2%	22.3%	1.8%	67.3%	72.1%	12.4%	0.5%	14.0%	0.5%	13.5%	2.84%	26.74%	-4.39%	10.05%	-23.00%	-1.19%	-1.34%	NA	NA	NA
WFD	Westfield Financial Inc. of MA	0.9%	53.0%	3.3%	40.5%	56.5%	24.9%	0.0%	17.8%	0.0%	17.8%	4.04%	2.27%	7.09%	8.08%	4.42%	-10.54%	-10.54%	18.07%	18.07%	34.05%

(1)  Financial information is for the quarter ending September 30, 2010.

Source:  SNL Financial, LC. and RP® Financial, LC. calculations.  The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2011 by RP® Financial, LC.

Boards of Directors
March 15, 2011

Table 3
Income as Percent of Average Assets and Yields, Costs, Spreads
Comparable Institution Analysis
For the 12 Months Ended December 31, 2010

			Net Interest Income					Other Income				G&A/Other Exp.		Non-Op. Items		Yields, Costs, and Spreads
						Loss	NII				Total								MEMO:	MEMO:
		Net				Provis.	After	Loan	R.E.	Other	Other	G&A	Goodwill	Net	Extrao.	Yield	Cost	Yld-Cost	Assets/	Effective
		Income	Income	Expense	NII	on IEA	Provis.	Fees	Oper.	Income	Income	Expense	Amort.	Gains	Items	On Assets	Of Funds	Spread	FTE Emp.	Tax Rate

First Connecticut Bancorp, Inc.
December 31, 2010		0.35%	4.37%	0.83%	3.54%	0.48%	3.06%	0.00%	0.00%	0.31%	0.31%	3.05%	0.00%	0.18%	0.00%	4.65%	1.02%	3.63%	$5,096	30.15%

All Public Companies
Averages		0.10%	4.60%	1.57%	3.02%	0.75%	2.27%	0.02%	-0.08%	0.86%	0.80%	2.82%	0.05%	0.09%	0.00%	4.94%	1.80%	3.13%	$5,967	29.78%
Medians		0.40%	4.61%	1.56%	3.06%	0.47%	2.49%	0.00%	-0.01%	0.62%	0.58%	2.75%	0.00%	0.05%	0.00%	4.91%	1.78%	3.17%	$4,904	31.69%

State of CT
Averages		0.37%	4.33%	1.40%	2.93%	0.28%	2.65%	0.00%	-0.02%	0.87%	0.85%	2.82%	0.03%	-0.03%	0.00%	4.73%	1.63%	3.10%	$5,280	27.03%
Medians		0.32%	4.27%	1.48%	3.09%	0.24%	2.69%	0.00%	-0.01%	0.66%	0.64%	2.69%	0.01%	-0.04%	0.00%	4.72%	1.75%	3.26%	$4,932	27.67%

Comparable Group
Averages		0.60%	4.67%	1.56%	3.11%	0.39%	2.72%	0.01%	-0.01%	0.44%	0.44%	2.28%	0.01%	0.03%	0.00%	4.92%	1.83%	3.08%	$6,557	30.37%
Medians		0.56%	4.74%	1.37%	3.19%	0.28%	2.77%	0.00%	0.00%	0.47%	0.50%	2.31%	0.00%	0.00%	0.00%	5.05%	1.67%	3.23%	$5,703	33.80%

Comparable Group
BFED	Beacon Federal Bancorp of NY	0.46%	5.15%	2.25%	2.90%	0.67%	2.24%	0.00%	0.00%	0.50%	0.50%	1.89%	0.00%	-0.12%	0.00%	5.36%	2.50%	2.86%	NM	36.40%
BRKL	Brookline Bancorp, Inc. of MA	1.04%	4.89%	1.30%	3.59%	0.14%	3.45%	0.00%	0.01%	0.10%	0.11%	1.74%	0.05%	0.01%	0.00%	5.06%	1.61%	3.44%	$10,627	40.43%
CBNJ	Cape Bancorp, Inc. of NJ (1)	0.38%	4.71%	1.36%	3.35%	0.70%	2.65%	0.00%	-0.06%	0.60%	0.53%	2.70%	0.02%	-0.23%	0.00%	5.18%	1.56%	3.62%	$5,176	NM
ESSA	ESSA Bancorp, Inc. of PA	0.45%	4.56%	1.94%	2.62%	0.20%	2.41%	0.06%	-0.01%	0.45%	0.50%	2.41%	0.00%	0.13%	0.00%	4.75%	2.35%	2.40%	$5,248	29.35%
OSHC	Ocean Shore Holding Co. of NJ (1)	0.68%	4.84%	1.80%	3.04%	0.15%	2.89%	0.00%	0.01%	0.42%	0.42%	2.21%	0.00%	0.00%	0.00%	5.08%	2.07%	3.01%	NM	38.66%
OCFC	OceanFirst Financial Corp. of NJ	0.93%	4.64%	1.11%	3.53%	0.37%	3.16%	0.01%	0.00%	0.52%	0.53%	2.46%	0.00%	0.17%	0.00%	4.86%	1.23%	3.63%	$5,685	33.80%
UBNK	United Financial Bancorp of MA	0.65%	4.78%	1.36%	3.42%	0.15%	3.28%	0.00%	0.00%	0.62%	0.62%	2.75%	0.01%	-0.06%	0.00%	5.05%	1.60%	3.45%	$5,722	32.85%
WFD	Westfield Financial Inc. of MA	0.25%	3.77%	1.37%	2.40%	0.73%	1.67%	0.00%	-0.03%	0.34%	0.31%	2.05%	0.00%	0.32%	0.00%	3.99%	1.72%	2.27%	$6,886	1.12%

(1)  Financial information is for the quarter ending September 30, 2010.

Source:  SNL Financial, LC. and RP® Financial, LC. calculations.  The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2011 by RP® Financial, LC.

Boards of Directors
March 15, 2011

Updated growth rates for First Connecticut and the Peer Group are based on annual growth rates for the twelve months ended December 31, 2010 or the most recent twelve month period available for the Peer Group companies.  First Connecticut recorded a 12.9% increase in assets, versus asset growth of 4.6% for the Peer Group.  Asset growth by the Company and the Peer Group included growth of loans and cash and investments, with the Company’s growth rates exceeding the comparable Peer Group growth rates.

Deposit growth and increased utilization of borrowings funded the Company’s asset growth, while deposit growth funded the Peer Group’s asset growth as well as a reduction in borrowings.  The Peer Group’s deposit growth rate of 14.3% was slightly above the Company’s deposit growth rate of 11.5%.  Updated tangible net worth growth rates continued to reflect a stronger growth rate for the Peer Group (6.5% increase versus a 1.4% increase for the Company), with the Peer Group’s higher growth rate continuing to be supported by Ocean Shore Holding’s 47.4% capital growth rate largely realized from completing a second-step conversion offering in December 2009.

Table 3 displays comparative operating results for First Connecticut’s and the Peer Group, based on earnings for the twelve months ended December 31, 2010, unless otherwise indicated for the Peer Group companies.  First Connecticut and the Peer Group reported updated net income to average assets ratios of 0.35% and 0.60%, respectively.  The Peer Group’s higher return was realized through lower ratios for operating expenses and loan loss provisions and a higher ratio for non-interest operating income, which were partially offset by the Company’s higher ratios for net interest income and net gains.

In terms of core earnings strength, updated expense coverage ratios posted by First Connecticut and the Peer Group equaled 1.16x and 1.36x, respectively.  The Peer Group’s higher expense coverage continued to be supported by a lower operating expense ratio, which was partially offset by the Company’s higher net interest income ratio.  The Company’s higher net interest income ratio was realized through maintenance of a lower interest expense ratio, which was partially offset by the Peer Group’s higher interest income ratio.

Non-interest operating income remained a slightly larger contributor to the Peer Group’s earnings, as such income amounted to 0.31% and 0.44% of the Company’s and the Peer Group’s average assets, respectively.  Accordingly, taking non-interest operating income into account in assessing First Connecticut’s core earnings strength relative to the Peer Group’s, the Company’s updated efficiency ratio of 79.2% remained higher or less favorable than the Peer Group’s efficiency ratio of 64.2%.

Boards of Directors
March 15, 2011

Net gains and losses realized from the sale of assets and other non-operating items continued to have a more significant impact on the Company’s earnings, as the Company and the Peer Group reported net non-operating gains equal to 0.18% of average assets and 0.03% of average assets, respectively.  As set forth in the Original Appraisal, typically, such gains and losses are discounted in valuation analyses as they tend to have a relatively high degree of volatility, and, thus, are not considered part of core operations.  If gains are attributable to secondary market loan sales on a regular basis, then such gains may warrant some consideration as a core profitability component.  However, loan sale gains are typically viewed as a more volatile source of income than income generated through the net interest margin and non-interest operating income, and are given lesser consideration in developing core earnings for valuation purposes.  In this appraisal, for both First Connecticut and the Peer Group, we have considered earnings and profitability before and after such net gains and losses.  Extraordinary items remained a non-factor in the Company’s and the Peer Group’s updated earnings.

Loan loss provisions were a slightly larger factor in the Company’s updated earnings, with loan loss provisions established by the Company and the Peer Group equaling 0.48% and 0.39% of average assets, respectively.

The Company’s effective tax rate of 30.15% approximated the Peer Group’s effective tax rate of 30.37%.  As set forth in the prospectus, the Company’s effective marginal tax rate is equal to 33.0%.

The Company’s and the Peer Group’s updated credit quality measures remained fairly comparable.  As shown in Table 4, the Company’s non-performing assets/assets and non-performing loans/loans ratios of 1.27% and 1.53%, respectively, were slightly lower than the comparable Peer Group ratios of 1.59% and 1.96%.  The Company’s updated reserve coverage ratios continued to indicate a similar level of reserves as a percent of non-performing loans (117.00% versus 109.10% for the Peer Group) and a higher level of reserves as a percent of loans (1.79% versus 1.24% for the Peer Group).  Net loan charge-offs remained a more significant factor for the Peer Group, with net loan charge-offs as a percent of loans equal to 0.20% for the Company and 0.84% for Peer Group.

Boards of Directors
March 15, 2011

Table 4
Credit Risk Measures and Related Information
Comparable Institution Analysis
As of December 31, 2010 or Most Recent Date Available

			NPAs &				Rsrves/
		REO/	90+Del/	NPLs/	Rsrves/	Rsrves/	NPAs &	Net Loan	NLCs/
Institution		Assets	Assets	Loans	Loans	NPLs	90+Del	Chargoffs	Loans
		(%)	(%)	(%)	(%)	(%)	(%)	($000)	(%)

First Connecticut Bancorp, Inc.		0.02%	1.27%	1.53%	1.79%	117.00%	115.45%	$2,276	0.20%

All Public Companies
Averages		0.52%	3.70%	4.37%	1.75%	66.80%	55.71%	$1,430	0.68%
Medians		0.23%	2.51%	3.23%	1.49%	45.82%	38.20%	$443	0.27%

State of CT
Averages		0.22%	1.90%	2.31%	1.02%	61.18%	46.33%	$273	0.20%
Medians		0.23%	1.74%	2.06%	1.00%	54.95%	45.37%	$294	0.10%

Comparable Group
Averages		0.10%	1.59%	1.96%	1.24%	109.10%	92.75%	$1,787	0.84%
Medians		0.07%	0.97%	1.19%	1.25%	89.05%	83.71%	$1,251	0.29%

Comparable Group
BFED	Beacon Federal Bancorp of NY	0.00%	1.03%	1.18%	1.88%	131.32%	117.34%	$6,300	3.09%
BRKL	Brookline Bancorp, Inc. of MA	0.03%	0.70%	0.55%	1.32%	239.30%	156.17%	$1,984	0.36%
CBNJ	Cape Bancorp, Inc. of NJ (1)	0.31%	5.14%	6.18%	1.60%	25.82%	23.00%	$2,940	1.51%
ESSA	ESSA Bancorp, Inc. of PA	0.22%	1.82%	2.37%	1.02%	42.52%	38.09%	$189	0.10%
OSHC	Ocean Shore Holding Co. of NJ (1)	0.01%	0.48%	0.59%	0.60%	100.71%	98.27%	$70	0.04%
OCFC	OceanFirst Financial Corp. of NJ	0.10%	2.33%	2.97%	1.17%	39.35%	37.62%	$893	0.21%
UBNK	United Financial Bancorp of MA	0.10%	0.91%	1.20%	0.93%	77.38%	69.15%	$310	0.11%
WFD	Westfield Financial Inc. of MA	0.02%	0.28%	0.63%	1.36%	216.42%	202.33%	$1,609	1.30%

Source:	SNL Financial LC. and RP® Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2011 by RP® Financial, LC.

Boards of Directors
March 15, 2011

3.             Stock Market Conditions

Since the date of the Original Appraisal, the broader stock market has generally trended higher.  The Dow Jones Industrial Average (“DJIA”) moved to a two year high ahead of the Christmas holiday, with financial stocks leading the broader market higher as some announced bank mergers heightened acquisition speculation for the sector.  The broader stock market started 2011 on an upswing, fueled by reports of manufacturing activity picking up in December.  Weaker than expected job growth reflected in the December employment report pulled stocks lower to close out the first week in 2011.  A favorable fourth quarter earnings report by J.P. Morgan and data confirming strength in the manufacturing sector helped stocks to rebound in mid-January, with the DJIA moving to its highest close since June 2008.  The positive trend in the broader stock market was sustained in late-January, which was followed by a one day sell-off as political unrest in Egypt rattled markets around the world.  The DJIA ended up 2.7% for the month of January, which was its strongest January in 14 years.  Stocks continued to trade higher through the first two weeks of February, as the DJIA closed higher for eight consecutive trading sessions.  Strong manufacturing data for January, merger news and some favorable fourth quarter earnings reports helped to sustain the rally in the broader stock market.  News that Egypt’s President resigned further boosted stocks heading into mid-February.  A strong report on manufacturing activity in the Mid-Atlantic region lifted the DJIA to a fresh two and one-half year high in mid-February, which was followed by a sell-off as stocks tumbled worldwide on worries over escalating violence in Libya.  Stocks recovered in late-February, as oil prices stabilized.  Volatility was evident in the broader stock market in early-March, as investors reacted to some strong economic reports mixed with concerns about Middle East tensions and surging oil prices.  Stocks climbed to close out the second week of March, as some companies benefited from expectations that the rebuilding efforts in Japan following the earthquake and tsunami would positively impact their earnings.  However, fears of a Japanese nuclear disaster drove stocks down around the world in mid-March.  On March 15, 2011, the DJIA closed at 11855.42 or 3.3% higher since the date of the Original Appraisal and the NASDAQ closed at 2667.33 or 1.5% higher since the date of the Original Appraisal.

Thrift stocks generally moved higher as well as since the date of the Original Appraisal. Expectations of a pick-up in financial institution merger activity in 2011 helped thrift stocks to close out 2010 on an upswing.  Thrift stocks rallied along with the broader stock market at the start of 2011, as investors were encouraged by data that suggested the economic recovery was strengthening.  A strong fourth quarter earnings report posted by J.P. Morgan supported gains in the financial sector in mid-January, which was followed by a downturn heading into late-January as some large banks reported weaker than expected earnings.  Thrift stocks traded higher along with the broader stock market into mid-February, as financial stocks benefitted from some favorable fourth quarter earnings reports coming out of the financial sector.  Financial stocks also benefitted from a rally in mortgage insurer stocks, which surged on a government proposal to shrink the size of FHA.  Thrift stocks faltered along with the broader market heading into late-February, as investors grew wary of mounting violence in Libya.  A report that December home prices fell to new lows in eleven major metropolitan areas further contributed to the pullback in thrift prices.  Thrift prices rebounded along with the broader market in late-February.  Higher oil prices and profit taking pressured thrift stocks lower in early-March.  News that Bank of America was planning to increase its dividend lifted financial stocks in general in the second week of March, which was followed by a downturn amid a pullback in the broader stock market. On March 15, 2011, the SNL Index for all publicly-traded thrifts closed at 570.3, an increase of 1.3% since December 14, 2010.

Boards of Directors
March 15, 2011

Consistent with SNL Index, the updated pricing measures for the Peer Group and all publicly-traded thrifts were generally higher compared to the Original Appraisal.  The decline reflected in the Peer Group’s updated P/E multiple was due to an increase in the Peer Group’s average earnings per share.  In comparison to the averages for all publicly-traded thrifts, the Peer Group’s updated pricing measures reflected higher P/E and core P/E multiples and higher P/B and P/TB ratios.  Since the date of the Original Appraisal, the stock prices of four out of the remaining eight Peer Group companies were higher as of March 15, 2011.  A comparative pricing analysis of the Peer Group and all publicly-traded thrifts is shown in the following table, based on market prices as of December 14, 2010 and March 15, 2011.

Average Pricing Characteristics

	At Dec. 14,		At March 15,		%
	2010		2011		Change
Peer Group(1)
Price/Earnings (x)	23.04	x	22.67	x	(1.6)%
Price/Core Earnings (x)	18.22		18.91		3.8
Price/Book (%)	99.93%		103.08%		3.2
Price/Tangible Book(%)	104.24		107.75		3.4
Price/Assets (%)	14.23		14.17		(0.4)
Avg. Mkt. Capitalization ($Mil)	$225.70		$224.24		(0.6)

All Publicly-Traded Thrifts(1)
Price/Earnings (x)	17.39	x	17.49	x	0.6%
Price/Core Earnings (x)	17.38		17.65		1.6
Price/Book (%)	74.02%		79.89%		7.9
Price/Tangible Book(%)	82.08		87.80		7.0
Price/Assets (%)	8.66		9.57		10.5
Avg. Mkt. Capitalization ($Mil)	$324.55		$344.41		6.1

(1)	Abington Bancorp, inc. of Pennsylvania and Danvers Bancorp, Inc. of Massachusetts have been excluded from the Peer Group averages for both dates shown.

Boards of Directors
March 15, 2011

As set forth in the Original Appraisal, the “new issue” market is separate and distinct from the market for seasoned issues like the Peer Group companies in that the pricing ratios for converting issues are computed on a pro forma basis, specifically:  (1) the numerator and denominator are both impacted by the conversion offering amount, unlike existing stock issues in which price change affects only the numerator; and (2) the pro forma pricing ratio incorporates assumptions regarding source and use of proceeds, effective tax rates, stock plan purchases, etc. which impact pro forma financials, whereas pricing for existing issues are based on reported financials.  The distinction between the pricing of converting and existing issues is perhaps most evident in the case of the price/book (“P/B”) ratio in that the P/B ratio of a converting thrift will typically result in a discount to book value, whereas in the current market for existing thrifts the P/B ratio may reflect a premium to book value.  Therefore, it is appropriate to also consider the market for new issues, both at the time of the conversion and in the aftermarket.

As shown in Table 5, two standard conversions, eight second-step conversions and one mutual holding company offering have been completed during the past three months.  The standard conversion offerings are considered to be more relevant for First Connecticut’s pro forma pricing.  The average closing pro forma price/tangible book ratio of the two recent standard conversion offerings equaled 39.4%.  On average, the two standard conversion offerings reflected price appreciation of 11.4% after the first week of trading.  As of March 15, 2011, the two recent standard conversion offerings reflected a 22.5% increase in price on average.  It should be noted, that both of the recent standard conversions had relatively high levels of non-performing assets and negative pro forma core earnings.

Shown in Table 6 are the current pricing ratios for the fully-converted offerings completed during the past three months that trade on NASDAQ or an Exchange, six of which were second-step offerings.  The current P/TB ratio of the fully-converted recent conversions equaled 70.18%, based on closing stock prices as of March 15, 2011.

Summary of Adjustments

In the Original Appraisal, we made the following adjustments to First Connecticut’s pro forma value based upon our comparative analysis to the Peer Group:

Boards of Directors
March 15, 2011

Table 5
Pricing Characteristics and After-Market Trends
Recent Conversions Completed (Last Three Months)

Institutional Information			Pre-Conversion Data				Offering Information				Contribution to		Insider Purchases
			Financial Info.		Asset Quality						Charitable Found.		% Off Incl. Fdn.
													Benefit Plans				Initial
	Conver.			Equity/	NPAs/	Res.	Gross	%	% of	Exp./		% of		Recog	Stk	Mgmt.&	Dividend
Institution	Date	Ticker	Assets	Assets	Assets	Cov.	Proc.	Offered	Mid.	Proc.	Form	Offering	ESOP	Plans	Option	Dirs.	Yield
			($Mil)	(%)	(%)	(%)	($Mil.)	(%)	(%)	(%)		(%)	(%)	(%)	(%)	(%)(2)	(%)

Standard Conversions

Anchor Bancorp - WA*(1)	1/26/11	ANCB-NASDAQ	$522	8.40%	5.10%	123%	$25.5	100%	85%	8.7%	N.A.	N.A.	4.0%	0.0%	0.0%	2.5%	0.00%
Wolverine Bancorp, Inc. - MI*	1/20/11	WBKC-NASDAQ	$308	13.59%	3.86%	98%	$25.1	100%	85%	5.5%	N.A.	N.A.	8.0%	4.0%	10.0%	4.2%	0.00%

Averages - Standard Conversions:			$415	11.00%	4.48%	111%	$25.3	100%	85%	7.1%	NA	NA	6.0%	2.0%	5.0%	3.3%	0.00%
Medians - Standard Conversions:			$415	11.00%	4.48%	111%	$25.3	100%	85%	7.1%	NA	NA	6.0%	2.0%	5.0%	3.3%	0.00%

Second Step Conversions

Rockville Financial New, Inc., - CT* (1)	3/4/11	RCKB-NASDAQ	$1,649	10.56%	1.07%	122%	$171.1	58%	132%	1.9%	N.A.	N.A.	4.0%	3.8%	9.5%	0.4%	0.00%
Eureka Financial Corp., - PA	3/1/11	EKFC-NASDAQ	$127	11.10%	0.05%	1560%	$7.6	58%	95%	11.0%	N.A.	N.A.	8.0%	4.0%	10.0%	10.5%	0.00%
Atlantic Coast Fin. Corp., - GA*	2/4/11	ACFC-NASDAQ	$893	5.67%	3.38%	51%	$17.1	65%	86%	11.5%	N.A.	N.A.	4.0%	4.0%	10.0%	10.8%	0.00%
Alliance Bancorp, Inc., - PA*	1/18/11	ALLB-NASDAQ	$443	12.50%	3.81%	36%	$32.6	60%	105%	8.0%	N.A.	N.A.	4.6%	6.7%	10.0%	1.1%	1.20%
SI Financial Group, Inc., - CT*	1/13/11	SIFI-NASDAQ	$890	9.20%	1.01%	119%	$52.4	62%	100%	3.5%	C	$500K	6.0%	3.1%	7.7%	0.3%	1.50%
Minden Bancorp, Inc., - LA*	1/5/11	MDNB-OTCBB	$215	11.16%	0.46%	113%	$13.9	59%	107%	7.2%	N.A.	N.A.	4.0%	3.6%	8.9%	9.1%	0.00%
Capitol Fed. Financial, Inc., - KS*	12/22/10	CFFN-NASDAQ	$8,590	11.17%	0.47%	47%	$1,181.5	71%	85%	4.2%	C	3.4%	4.0%	2.0%	5.0%	0.1%	0.00%
Home Federal Bancorp, Inc., - LA	12/22/10	HFBL-NASDAQ	$193	17.46%	0.06%	488%	$19.5	64%	104%	8.3%	N.A.	N.A.	6.0%	4.0%	10.0%	1.3%	0.00%

Averages - Second Step Conversions:			$1,625	11.10%	1.29%	317%	$187.0	62%	102%	7.0%	N.A.	N.A.	5.1%	3.9%	8.9%	4.2%	0.34%
Medians - Second Step Conversions:			$667	11.13%	0.74%	116%	$26.0	61%	102%	7.6%	N.A.	N.A.	4.3%	3.9%	9.7%	1.2%	0.00%

Mutual Holding Company Conversions
Oconee Fed. Fin. Corp, - SC	1/14/11	OFED-NASDAQ	$346	17.49%	1.85%	19%	$20.9	33%	132%	5.3%	C/S	2%/6%	11.2%	5.6%	14.0%	8.4%	0.00%

Averages - Mutual Holding Company Conversions:			$346	17.49%	1.85%	19%	$20.9	33%	132%	5.3%	NA	NA	11.2%	5.6%	14.0%	8.4%	0.00%
Medians - Mutual Holding Company Conversions:			$346	17.49%	1.85%	19%	$20.9	33%	132%	5.3%	NA	NA	11.2%	5.6%	14.0%	8.4%	0.00%

Averages - All Conversions:			$1,289	11.66%	1.92%	252%	$142.5	66%	101%	7.0%	NA	NA	5.8%	3.7%	8.6%	4.4%	0.25%
Medians - All Conversions:			$443	11.16%	1.07%	113%	$25.1	62%	100%	7.6%	NA	NA	4.6%	4.0%	10.0%	2.5%	0.00%

Institutional Information			Pro Forma Data								Post-IPO Pricing Trends
			Pricing Ratios(3)				Financial Charac.				Closing Price:
											First		After		After
	Conver.			Core			Core		Core	IPO	Trading	%	First	%	First	%	Thru	%
Institution	Date	Ticker	P/TB	P/E		P/A	ROA	TE/A	ROE	Price	Day	Change	Week(4)	Change	Month(5)	Change	3/15/11	Change
			(%)	(x)		(%)	(%)	(%)	(%)	($)	($)	(%)	($)	(%)	($)	(%)	($)	(%)

Standard Conversions

Anchor Bancorp - WA*(1)	1/26/11	ANCB-NASDAQ	38.6%	NM		4.7%	-0.1%	12.1%	-0.9%	$10.00	$10.00	0.0%	$10.04	0.4%	$10.45	4.5%	$10.90	9.0%
Wolverine Bancorp, Inc. - MI*	1/20/11	WBKC-NASDAQ	40.1%	NM		7.6%	-0.8%	19.0%	-7.0%	$10.00	$12.45	24.5%	$12.24	22.4%	$13.50	35.0%	$13.59	35.9%

Averages - Standard Conversions:			39.4%	NM		6.2%	-0.5%	15.6%	-4.0%	$10.00	$11.23	12.3%	$11.14	11.4%	$11.98	19.8%	$12.25	22.5%
Medians - Standard Conversions:			39.4%	NM		6.2%	-0.5%	15.6%	-4.0%	$10.00	$11.23	12.3%	$11.14	11.4%	$11.98	19.8%	$12.25	22.5%

Second Step Conversions

Rockville Financial New, Inc., - CT* (1)	3/4/11	RCKB-NASDAQ	91.0%	27.87		16.4%	0.6%	18.0%	3.3%	$10.00	$10.60	6.0%	$10.65	6.5%	$10.54	5.4%	$10.54	5.4%
Eureka Financial Corp., - PA	3/1/11	EKFC-NASDAQ	65.2%	15.87		9.9%	0.6%	15.2%	4.1%	$10.00	$12.25	22.5%	$11.75	17.5%	$11.89	18.9%	$11.89	18.9%
Atlantic Coast Fin. Corp., - GA*	2/4/11	ACFC-NASDAQ	40.9%	NM		2.9%	-2.7%	7.1%	-37.2%	$10.00	$10.05	0.5%	$10.00	0.0%	$10.20	2.0%	$10.25	2.5%
Alliance Bancorp, Inc., - PA*	1/18/11	ALLB-NASDAQ	67.1%	95.89		11.7%	0.1%	17.4%	0.7%	$10.00	$11.00	10.0%	$10.68	6.8%	$11.19	11.9%	$11.06	10.6%
SI Financial Group, Inc., - CT*	1/13/11	SIFI-NASDAQ	68.5%	35.61		9.0%	0.3%	13.3%	1.9%	$8.00	$9.27	15.9%	$9.03	12.9%	$9.40	17.5%	$9.40	17.5%
Minden Bancorp, Inc., - LA*	1/5/11	MDNB-OTCBB	66.3%	10.46		10.5%	1.0%	15.8%	6.3%	$10.00	$12.80	28.0%	$12.85	28.5%	$13.00	30.0%	$12.90	29.0%
Capitol Fed. Financial, Inc., - KS*	12/22/10	CFFN-NASDAQ	83.9%	24.31		17.4%	0.7%	20.7%	3.5%	$10.00	$11.65	16.5%	$11.88	18.8%	$11.60	16.0%	$11.51	15.1%
Home Federal Bancorp, Inc., - LA	12/22/10	HFBL-NASDAQ	61.2%	NM		14.6%	0.0%	23.8%	0.0%	$10.00	$11.50	15.0%	$11.70	17.0%	$12.13	21.3%	$12.75	27.5%

Averages - Second Step Conversions:			68.0%	35.0	x	11.5%	0.1%	16.4%	-2.2%	$9.75	$11.14	14.3%	$11.07	13.5%	$11.24	15.4%	$11.29	15.8%
Medians - Second Step Conversions:			66.7%	26.1	x	11.1%	0.4%	16.6%	2.6%	$10.00	$11.25	15.4%	$11.19	14.9%	$11.40	16.8%	$11.29	16.3%

Mutual Holding Company Conversions
Oconee Fed. Fin. Corp, - SC	1/14/11	OFED-NASDAQ	57.6%	29.66		16.5%	0.7%	21.2%	3.2%	$10.00	$11.96	19.6%	$11.90	19.0%	$12.50	25.0%	$12.84	28.4%

Averages - Mutual Holding Company Conversions:			57.6%	29.7	x	16.5%	0.7%	21.2%	3.2%	$10.00	$11.96	19.6%	$11.90	19.0%	$12.50	25.0%	$12.84	28.4%
Medians - Mutual Holding Company Conversions:			57.6%	29.7	x	16.5%	0.7%	21.2%	3.2%	$10.00	$11.96	19.6%	$11.90	19.0%	$12.50	25.0%	$12.84	28.4%

Averages - All Conversions:			61.9%	34.2	x	11.0%	0.0%	16.7%	-2.0%	$9.82	$11.23	14.4%	$11.16	13.6%	$11.49	17.0%	$11.60	18.2%
Medians - All Conversions:			65.2%	27.9	x	10.5%	0.3%	17.4%	1.9%	$10.00	$11.50	15.9%	$11.70	17.0%	$11.60	17.5%	$11.51	17.5%

Note: * - Appraisal performed by RP Financial; BOLD=RP Financial did the Conversion Business Plan. “NT” - Not Traded; “NA” - Not Applicable, Not Available; C/S-Cash/Stock.

(1) Non-OTS regulated thrift.
(2) As a percent of MHC offering for MHC transactions.
(3) Does not take into account the adoption of SOP 93-6.
(4) Latest price if offering is less than one week old.
(5) Latest price if offering is more than one week but less than one month old.
(6) Mutual holding company pro forma data on full conversion basis.
(7) Simultaneously completed acquisition of another financial institution.
(8) Simultaneously converted to a commercial bank charter.
(9) Former credit union.
March 15, 2011

Boards of Directors
March 15, 2011

Table 6
Market Pricing Comparatives
Prices As of March 15, 2011

		Market		Per Share Data
		Capitalization		Core	Book								Dividends(4)
		Price/	Market	12 Month	Value/	Pricing Ratios(3)							Amount/		Payout
Financial Institution		Share(1)	Value	EPS(2)	Share	P/E		P/B	P/A	P/TB	P/Core		Share	Yield	Ratio(5)
		($)	($Mil)	($)	($)	(x)		(%)	(%)	(%)	(x)		($)	(%)	(%)

All Public Companies		$11.10	$304.55	($0.03)	$13.16	18.43	x	85.69%	10.55%	93.58%	18.69	x	$0.21	1.63%	28.77%
Converted Last 3 Months (no MHC)		$11.25	$314.38	($1.15)	$17.75	27.21	x	69.80%	12.17%	70.18%	30.19	x	$0.12	1.06%	41.20%

Converted Last 3 Months (no MHC)
ALLB	Alliance Bancorp, Inc. of PA	$11.06	$60.55	$0.10	$14.91	NM		74.18%	12.91%	74.18%	NM		$0.12	1.08%	NM
ANCB	Anchor Bancorp of Aberdeen, WA	$10.90	$27.80	($0.24)	$25.92	NM		42.05%	5.11%	42.05%	NM		$0.00	0.00%	NM
ACFC	Atlantic Coast Financial Corp. of GA	$10.25	$26.96	($9.12)	$24.51	NM		41.82%	2.97%	41.89%	NM		$0.00	0.00%	NM
CFFN	Capitol Federal Financial Inc. of KS	$11.51	$1,927.86	$0.37	$12.05	NM		95.52%	19.68%	95.52%	31.11	x	$0.30	2.61%	NM
HFBL	Home Federal Bancorp Inc. of LA	$12.75	$38.84	$0.17	$16.61	17.00	x	76.76%	18.41%	76.76%	NM		$0.24	1.88%	32.00%
RCKBD	Rockville Fin New, Inc. of CT	$10.54	$299.50	$0.36	$11.02	27.03	x	95.64%	17.28%	95.99%	29.28	x	$0.17	1.61%	43.59%
SIFI	SI Financial Group, Inc. of CT	$9.40	$99.42	$0.22	$12.07	37.60	x	77.88%	10.62%	80.55%	NM		$0.12	1.28%	48.00%
WBKC	Wolverine Bancorp, Inc. of MI	$13.59	$34.08	($1.08)	$24.93	NM		54.51%	10.38%	54.51%	NM		$0.00	0.00%	NM

		Financial Characteristics(6)
		Total	Equity/	Tang Eq/	NPAs/	Reported		Core
Financial Institution		Assets	Assets	Assets	Assets	ROA	ROE	ROA	ROE
		($Mil)	(%)	(%)	(%)	(%)	(%)	(%)	(%)

All Public Companies		$2,690	11.57%	10.89%	3.67%	0.05%	1.49%	-0.02%	1.23%
Converted Last 3 Months (no MHC)		$1,866	16.04%	15.97%	2.27%	-0.11%	3.57%	-0.21%	3.04%

Converted Last 3 Months (no MHC)
ALLB	Alliance Bancorp, Inc. of PA	$469	17.40%	17.40%	3.75%	0.12%	1.38%	0.12%	1.38%
ANCB	Anchor Bancorp of Aberdeen, WA	$544	12.14%	12.14%	NA	-0.11%	NM	-0.11%	NM
ACFC	Atlantic Coast Financial Corp. of GA	$907	7.11%	7.10%	5.72%	-2.03%	NM	-2.65%	NM
CFFN	Capitol Federal Financial Inc. of KS	$9,798	20.60%	20.60%	0.78%	0.40%	3.02%	0.71%	5.32%
HFBL	Home Federal Bancorp Inc. of LA	$211	23.99%	23.99%	0.05%	1.13%	5.42%	0.26%	1.23%
RCKBD	Rockville Fin New, Inc. of CT	$1,733	14.36%	14.26%	0.80%	0.64%	4.45%	0.59%	4.11%
SIFI	SI Financial Group, Inc. of CT	$936	13.64%	13.25%	1.01%	0.28%	3.60%	0.25%	3.17%
WBKC	Wolverine Bancorp, Inc. of MI	$328	19.04%	19.04%	3.75%	-1.33%	NM	-0.82%	NM

(1)	Average of High/Low or Bid/Ask price per share.
(2)	EPS (estimate core basis) is based on actual trailing 12 month data, adjusted to omit non-operating items on a tax-effected basis.
(3)	P/E = Price to earnings; P/B = Price to book; P/A = Price to assets; P/TB = Price to tangible book value; and P/Core = Price to core earnings.
(4)	Indicated 12 month dividend, based on last quarterly dividend declared.
(5)	Indicated 12 month dividend as a percent of trailing 12 month estimated core earnings.
(6)	ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing 12 month common earnings and average common equity and total assets balances.
(7)	Excludes from averages and medians those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.

Source: SNL Financial, LC. and RP® Financial, LC. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2011 by RP® Financial, LC.

Boards of Directors
March 15, 2011

Key Valuation Parameters:	PreviousValuation Adjustment
Financial Condition	No Adjustment
Profitability, Growth and Viability of Earnings	No Adjustment
Asset Growth	Slight Upward
Primary Market Area	No Adjustment
Dividends	No Adjustment
Liquidity of the Shares	No Adjustment
Marketing of the Issue	Slight Downward
Management	No Adjustment
Effect of Govt. Regulations and Regulatory Reform	No Adjustment

The factors concerning the valuation parameters of primary market area, dividends, liquidity of the shares, management and effect of government regulations and regulatory reform did not change since the Original Appraisal.  Accordingly, those parameters were not discussed further in this update.

In terms of balance sheet strength, on a pro forma basis the Company’s updated financial condition remained comparable to the Peer Group’s updated financial condition.  Likewise, no adjustment remained appropriate for earnings, as the Company’s pro forma core earnings strength and ability to grow core earnings on a pro forma basis were viewed to be comparable to the comparable Peer Group measures.  A slight upward adjustment remained appropriate for the Company’s asset growth, based on the Company’s continued stronger historical growth and comparable pro forma leverage capacity.

The general market for thrift stocks has increased change since the date of the Original Appraisal, as indicated by the increase recorded in the SNL Index for all publicly-traded thrifts.  Similarly, the updated pricing measures for the Peer Group and all publicly-traded thrifts generally were higher since the date of the Original Appraisal.  Notably, acquisitions of two of the original Peer Group companies were announced subsequent to the date of the Original Appraisal, which would tend to heighten acquisition speculation for other thrifts operating in the same regional market area as those companies.  As shown in Table 7, three acquisitions of thrifts based in the Northeast region of the U.S. have been announced since December 1, 2010.  The market for thrift offerings remained favorable, as a total of 11 conversions were successfully completed during the past three months and they are all currently trading above their IPO prices.

Overall, taking into account the foregoing factors, we believe that an increase in the Company’s estimated pro market value as set forth in the Original Appraisal is appropriate.

Boards of Directors
March 15, 2011

Table 7
Northeast Region Thrift Acquisitions December 1, 2010 - March 15, 2011

						Target Financials at Announcement							Deal Terms and Pricing at Announcement
						Total					NPAs/	Rsrvs/	Deal	Value/					Prem/
Announce	Complete					Assets	E/A	TE/A	ROAA	ROAE	Assets	NPLs	Value	Share	P/B	P/TB	P/E	P/A	Cdeps
Date	Date	Buyer Short Name		Target Name		($000)	(%)	(%)	(%)	(%)	(%)	(%)	($M)	($)	(%)	(%)	(x)	(%)	(%)

01/20/2011	Pending	People’s United Financial Inc.	CT	Danvers Bancorp, Inc.	MA	2,630,968	11.16	10.01	0.61	5.71	0.73	89.87	488.9	22.810	163.16	184.10	28.51	18.58	13.37
12/31/2010	Pending	Hometown Bank A Co-Op Bank	MA	Athol-Clinton Co-operative Bank	MA	89,181	9.17	9.17	-1.55	-15.30	13.20	20.47	NA	NA	NA	NA	NA	NA	NA
12/21/2010	Pending	Berkshire Hills Bancorp Inc.	MA	Legacy Bancorp, Inc.	MA	972,040	12.08	10.68	-0.74	-5.85	2.26	47.09	112.8	13.073	96.34	110.70	NM	11.61	1.88

				Average:		1,230,730	10.80	9.95	-0.56	-5.15	5.40	52.48			129.75	147.40	28.51	15.10	7.63
				Median:		972,040	11.16	10.01	-0.74	-5.85	2.26	47.09			129.75	147.40	28.51	15.10	7.63

Source: SNL Financial, LC.

Boards of Directors
March 15, 2011

Valuation Approaches

In applying the accepted valuation methodology promulgated by the regulatory agencies, i.e., the pro forma market value approach, we considered the three key pricing ratios in valuing First Connecticut’s to-be-issued stock -- price/earnings (“P/E”), price/book (“P/B”), and price/assets (“P/A”) approaches -- all performed on a pro forma basis including the effects of the conversion proceeds.

In computing the pro forma impact of the offering and the related pricing ratios, the valuation parameters utilized in the Original Appraisal were updated with financial data as of December 31, 2010.

Consistent with the Original Appraisal, this updated appraisal continues to be based primarily on fundamental analysis techniques applied to the Peer Group, including the P/E approach, the P/B approach and the P/A approach.  Also consistent with the Original Appraisal, this updated appraisal incorporates a “technical” analysis of recently completed offerings, including principally the P/B approach which (as discussed in the Original Appraisal) is the most meaningful pricing ratio as the pro forma P/E ratios reflect an assumed reinvestment rate and do not yet reflect the actual use of proceeds.

The Company will adopt Statement of Position (“SOP” 93-6) which will cause earnings per share computations to be based on shares issued and outstanding excluding shares owned by an ESOP where there is not a commitment to release such shares.  For the purpose of preparing the pro forma pricing tables and exhibits, we have reflected all shares issued in the offering including shares purchased by the ESOP as outstanding to capture the full dilutive impact of such stock to the Company’s shareholders.  However, we have considered the impact of the Company’s adoption of SOP 93-6 in the determination of pro forma market value.

Based on the foregoing, we have concluded that an increase in First Connecticut’s value is appropriate.  Therefore, as of March 15, 2011, the pro forma market value of First Connecticut’s conversion stock, taking into account the dilutive impact of the stock contribution to the Foundation, equaled $135,200,000 at the midpoint.

1.           P/E Approach.  In applying the P/E approach, RP Financial’s valuation conclusions considered both reported earnings and a recurring or “core” earnings base, that is, earnings adjusted to exclude any one time non-operating and extraordinary items, plus the estimated after tax-earnings benefit from reinvestment of net stock proceeds.  The Company’s reported earnings equaled $4.869 million for the twelve months ended December 31, 2010.  In deriving First Connecticut’s core earnings, the adjustments made to reported earnings were to eliminate gains on the sale of investments and loans, which equaled $1.686 million and $822,000, respectively.  As shown below, on a tax effected basis, assuming application of an effective marginal tax rate of 33.0%, the Company’s core earnings were determined to equal $3.188 million for the twelve months ended December 31, 2010.  (Note:  see Exhibit 2 for the adjustments applied to the Peer Group’s earnings in the calculation of core earnings).

Boards of Directors
March 15, 2011

Amount
($000)
Net income	$4,869
Less: Gain on sale of investments(1)	(1,130)
Less: Gain on sale of loans(1)	(551)
Core earnings estimate	$3,188

(1)	Tax effected at 33.0%.

Based on First Connecticut’s reported and estimated core earnings, and incorporating the impact of the pro forma assumptions discussed previously, the Company’s reported and core P/E multiples at the $135.2 million updated midpoint value equaled 31.52 times and 51.80 times, respectively.  The Company’s updated reported and core P/E multiples provided for premiums of 39.04% and 173.93% relative to the Peer Group’s average reported and core P/E multiples of 22.67 times and 18.91 times, respectively (versus premiums of 0.92% and 47.83% relative to the Peer Group’s average reported and core P/E multiples as indicated in the Original Appraisal).  The Company’s updated reported and core P/E multiples indicated premiums of 44.52% and 170.35% relative to the Peer Group’s median reported and core P/E multiples, which equaled 21.81 times and 19.161 times, respectively (versus premiums of 4.45% and 64.53% relative to the Peer Group’s median reported and core P/E multiples as indicated in the Original Appraisal).  The Company’s pro forma P/E ratios based on reported earnings at the minimum and the super maximum equaled 26.29 times and 43.51 times, respectively, and based on core earnings at the minimum and the super maximum equaled 42.67 times and 73.55 times, respectively.  The Company’s implied conversion pricing ratios relative to the Peer Group’s pricing ratios are indicated in Table 8, and the pro forma calculations are detailed in Exhibits 3 and 4.

2.           P/B Approach.  P/B ratios have generally served as a useful benchmark in the valuation of thrift stocks, with the greater determinant of long term value being earnings.  In applying the P/B approach, we considered both reported book value and tangible book value.  Based on the $135.2 million midpoint value, the Company’s P/B and P/TB ratios both equaled 65.19%.  In comparison to the average P/B and P/TB ratios indicated for the Peer Group of 103.08% and 107.75%, respectively, First Connecticut’s updated ratios reflected a discount of 36.76% on a P/B basis and a discount of 39.50% on a P/TB basis (versus discounts of 40.99% and 43.69% from the average Peer Group’s P/B and P/TB ratios as indicated in the Original Appraisal).  In comparison to the median P/B and P/TB ratios indicated for the Peer Group of 102.61% and 109.55%, respectively, First Connecticut’s updated ratios reflected discounts of 36.47% and 40.49% at the $135.2 million midpoint value (versus discounts of 43.13% and 44.28% from the Peer Group’s median P/B and P/TB ratios as indicated in the Original Appraisal).  At the top of the super range, the Company’s P/B and P/TB ratios both equaled 73.21%.  In comparison to the Peer Group’s average P/B and P/TB ratios, the Company’s P/B and P/TB ratios at the top of the super range reflected discounts of 28.98% and 32.06%, respectively.  In comparison to the Peer Group’s median P/B and P/TB ratios, the Company’s P/B and P/TB ratios at the top of the super range reflected discounts of 28.65% and 33.17%, respectively.  RP Financial considered the discounts under the P/B approach to be reasonable, given that the Company’s pro forma P/E multiples were at significant premiums to the Peer Group’s P/E multiples.

Boards of Directors
March 15, 2011

Table 8
Public Market Pricing
First Connecticut Bancorp, Inc. and the Comparables
As of March 15, 2011

		Market		Per Share Data
		Capitalization		Core	Book								Dividends(4)			Financial Characteristics(6)
		Price/	Market	12 Month	Value/	Pricing Ratios(3)							Amount/		Payout	Total	Equity/	Tang. Eq./	NPAs/	Reported		Core		Offering
		Share(1)	Value	EPS(2)	Share	P/E		P/B	P/A	P/TB	P/Core		Share	Yield	Ratio(5)	Assets	Assets	Assets	Assets	ROA	ROE	ROA	ROE	Size
		($)	($Mil)	($)	($)	(x)		(%)	(%)	(%)	(x)		($)	(%)	(%)	($Mil)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	($Mil)

First Connecticut Bancorp, Inc.
Superrange		$10.00	$178.80	$0.14	$13.66	43.51	x	73.21%	11.42%	73.21%	73.55	x	$0.00	0.00%	0.00%	$1,566	15.60%	15.60%	1.15%	0.26%	1.68%	0.16%	0.99%	$171.9
Maximum		$10.00	$155.48	$0.16	14.44	36.97	x	69.25%	10.06%	69.25%	61.53	x	$0.00	0.00%	0.00%	1,546	14.52%	14.52%	1.16%	0.27%	1.87%	0.16%	1.12%	$149.5
Midpoint		$10.00	$135.20	$0.19	15.34	31.52	x	65.19%	8.84%	65.19%	51.80	x	$0.00	0.00%	0.00%	1,529	13.56%	13.56%	1.17%	0.28%	2.07%	0.17%	1.26%	$130.0
Minimum		$10.00	$114.92	$0.23	16.56	26.29	x	60.39%	7.60%	60.39%	42.67	x	$0.00	0.00%	0.00%	1,512	12.58%	12.58%	1.19%	0.29%	2.30%	0.18%	1.41%	$110.5

All Public Companies(7)
Averages		$11.53	$344.41	($0.08)	$14.27	17.49	x	79.89%	9.57%	87.80%	17.65	x	$0.22	1.65%	29.13%	$2,882	11.38%	10.70%	3.59%	0.00%	1.32%	-0.08%	1.08%
Medians		$12.24	$65.17	$0.36	$13.58	17.00	x	82.36%	8.69%	85.00%	16.89	x	$0.17	1.23%	0.00%	$907	10.50%	9.84%	2.46%	0.36%	3.54%	0.28%	3.19%

State Of Connecticut (No MHCs)(7)
Averages		$10.75	$1,605.41	$0.29	$12.54	32.31	x	86.06%	15.18%	104.05%	29.28	x	$0.30	2.64%	45.79%	$9,236	14.35%	11.95%	1.18%	0.44%	3.22%	0.43%	3.06%
Medians		$10.54	$299.50	$0.28	$12.07	32.31	x	84.65%	17.28%	95.99%	29.28	x	$0.17	1.61%	23.88%	$1,733	18.07%	14.12%	1.01%	0.39%	3.60%	0.45%	3.17%

Comparable Group Averages
Averages		$11.86	$224.24	$0.56	$11.76	22.67	x	103.08%	14.17%	107.75%	18.91	x	$0.25	2.13%	40.19%	$1,479	13.63%	13.16%	1.67%	0.60%	4.77%	0.58%	4.69%
Medians		$12.23	$198.12	$0.56	$11.82	21.81	x	102.61%	13.47%	109.55%	19.16	x	$0.24	2.07%	44.44%	$1,160	13.25%	12.71%	0.91%	0.56%	4.61%	0.61%	5.16%

Peer Group
BFED	Beacon Federal Bancorp of NY	$14.20	$91.38	$0.90	$16.86	18.44	x	84.22%	8.63%	84.22%	15.78	x	$0.20	1.41%	25.97%	$1,059	10.25%	10.25%	NA	0.46%	4.76%	0.54%	5.56%
BRKL	Brookline Bancorp, Inc. of MA	$10.25	$605.49	$0.47	$8.39	21.81	x	122.17%	22.26%	134.51%	21.81	x	$0.34	3.32%	72.34%	$2,720	18.31%	16.94%	0.70%	1.04%	5.62%	1.04%	5.62%
CBNJ	Cape Bancorp, Inc. of NJ	$9.74	$129.68	$0.42	$9.93	32.47	x	98.09%	12.22%	118.78%	23.19	x	$0.00	0.00%	0.00%	$1,061	12.46%	10.52%	5.14%	0.37%	3.06%	0.52%	4.29%
ESSA	ESSA Bancorp, Inc. of PA	$12.40	$159.09	$0.30	$12.95	33.51	x	95.75%	14.72%	95.75%	NM		$0.20	1.61%	54.05%	$1,081	15.37%	15.37%	1.82%	0.45%	2.71%	0.36%	2.20%
OSHC	Ocean Shore Holding Co. of NJ	$12.06	$88.00	$0.73	$13.61	16.52	x	88.61%	10.50%	88.61%	16.52	x	$0.24	1.99%	32.88%	$838	11.85%	11.85%	0.48%	0.68%	5.76%	0.68%	5.76%
OCFC	OceanFirst Financial Corp. of NJ	$12.94	$243.57	$0.95	$10.69	11.98	x	121.05%	10.82%	121.05%	13.62	x	$0.48	3.71%	44.44%	$2,251	8.94%	8.94%	2.33%	0.93%	10.52%	0.82%	9.25%
UBNK	United Financial Bancorp of MA	$14.87	$239.54	$0.66	$13.82	23.98	x	107.60%	15.11%	111.97%	22.53	x	$0.32	2.15%	51.61%	$1,585	14.05%	13.57%	0.91%	0.65%	4.47%	0.69%	4.76%
WFD	Westfield Financial Inc. of MA	$8.42	$237.16	$0.01	$7.86	NM		107.12%	19.13%	107.12%	NM		$0.24	2.85%	NM	$1,240	17.86%	17.86%	0.28%	0.25%	1.30%	0.02%	0.12%

(1)	Average of High/Low or Bid/Ask price per share.
(2)	EPS (estimate core basis) is based on actual trailing 12 month data, adjusted to omit non-operating items on a tax-effected basis, and is shown on a pro forma basis where appropriate.
(3)	P/E = Price to earnings; P/B = Price to book; P/A = Price to assets; P/TB = Price to tangible book value; and P/Core = Price to core earnings.
(4)	Indicated 12 month dividend, based on last quarterly dividend declared.
(5)	Indicated 12 month dividend as a percent of trailing 12 month estimated core earnings.
(6)	ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing 12 month common earnings and average common equity and total assets balances.
(7)	Excludes from averages and medians those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.

Source: Corporate reports, offering circulars, and RP Financial, LC. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Boards of Directors
March 15, 2011

In addition to the fundamental analysis applied to the Peer Group, RP Financial utilized a technical analysis of recent conversion offerings.  As indicated in the Original Appraisal, the pricing characteristics of recent conversion offerings are not the primary determinate of value.  Consistent with the Original Appraisal, particular focus was placed on the P/TB approach in this analysis since the P/E multiples do not reflect the actual impact of reinvestment and the source of the conversion funds (i.e., external funds versus deposit withdrawals).

As discussed previously, two standard conversion offerings were completed during the past three months.  In comparison to the 39.4% average closing forma P/TB ratio of the recent standard conversions, the Company’s P/TB ratio of 65.2% at the midpoint value reflects an implied premium of 65.48%.  At the top of the superrange, the Company’s P/TB ratio of 73.2% reflects an implied premium of 85.79% relative to the recent standard conversions average P/TB ratio at closing.  The current average P/TB ratio of the two recent standard conversions that are publicly-traded equaled 48.3%, based on closing stock prices as of March 15, 2011.  In comparison to the current average P/TB ratio of the recent publicly-traded standard conversions, the Company’s P/TB ratio at the midpoint value reflects an implied premium of 34.99% and at the top of the superrange reflects an implied premium of 51.55%.

3.           P/A Approach.  P/A ratios are generally not as a reliable indicator of market value, as investors do not place significant weight on total assets as a determinant of market value.  Investors place significantly greater weight on book value and earnings -- which have received greater weight in our valuation analysis.  At the $135.2 million midpoint value, First Connecticut’s pro forma P/A ratio equaled 8.84%.  In comparison to the Peer Group’s average P/A ratio of 14.17%, First Connecticut’s P/A ratio indicated a discount of 37.61% (versus a discount of 49.11% at the midpoint valuation in the Original Appraisal).  In comparison to the Peer Group’s median P/A ratio of 13.47%, First Connecticut’s P/A ratio at the $135.2 million midpoint value indicated a discount of 34.37% (versus a discount of 47.78% at the midpoint valuation in the Original Appraisal).

Boards of Directors
March 15, 2011

Valuation Conclusion

Based on the foregoing, it is our opinion that, as of March 15, 2011, the estimated aggregate pro forma market value of the shares to be issued immediately following the conversion, including shares to be issued to the Foundation, equaled $135,200,000 at the midpoint, equal to 13,520,000 shares offered at a per share value of $10.00.  Pursuant to conversion guidelines, the 15% offering range indicates a minimum value of $114,920,000 and a maximum value of $155,480,000.  Based on the $10.00 per share offering price determined by the Board, this valuation range equates to total shares outstanding of 11,492,000 at the minimum and 15,548,000 at the maximum.  In the event the appraised value is subject to an increase, the aggregate pro forma market value may be increased up to a super maximum value of $178,802,000 without a resolicitation.  Based on the $10.00 per share offering price, the super maximum value would result in total shares outstanding of 17,880,200.  Based on this valuation range, the offering range is as follows:  $110,500,000 at the minimum, $130,000,000 at the midpoint, $149,500,000 at the maximum and $171,925,000 at the super maximum.  Based on the $10.00 per share offering price, the number of offering shares is as follows:  11,050,000 at the minimum, 13,000,000 at the midpoint, 14,950,000 at the maximum and 17,192,500 at the super maximum.  The pro forma valuation calculations relative to the Peer Group are shown in Table 8 and are detailed in Exhibit 3 and Exhibit 4.

Respectfully submitted,

RP® FINANCIAL, LC.

/s/ William E. Pommerening
William E. Pommerening
Chief Executive Officer and Managing Director

/s/ Gregory E. Dunn
Gregory E. Dunn
Director

EXHIBITS

RP Financial, LC.

LIST OF EXHIBITS

Exhibit Number	Description

1	Stock Prices: As of March 15, 2011

2	Peer Group Core Earnings Analysis

3	Pro Forma Analysis Sheet

4	Pro Forma Effect of Conversion Proceeds

5	Firm Qualifications Statement

EXHIBIT 1

Stock Prices
As of March 15, 2011

RP FINANCIAL, LC.
Financial Services Industry Consultants
1100 North Glebe Road, Suite 1100
Arlington, Virginia 222011
(703) 528-1700

Exhibit 1
Weekly Thrift Market Line - Part One
Prices As Of March 15, 2011

										Current Per Share Financials
	Market Capitalization			Price Change Data									Tangible
		Shares	Market	52 Week (1)			% Change From			Trailing	12 Mo.	Book	Book
	Price/	Outst-	Capital-			Last	Last	52 Wks	MostRcnt	12 Mo.	Core	Value/	Value/	Assets/
Financial Institution	Share (1)	anding	ization (9)	High	Low	Week	Week	Ago (2)	YrEnd (2)	EPS (3)	EPS (3)	Share	Share (4)	Share
	($)	(000)	($Mil)	($)	($)	($)	(%)	(%)	(%)	($)	($)	($)	($)	($)
Market Averages. All Public Companies (no MHC)

All Public Companies (122)	11.53	32,441	344.4	13.73	8.80	11.62	-0.97	9.12	5.15	0.02	-0.08	14.27	13.30	141.81
NYSE Traded Companies (7)	12.69	217,050	2,240.3	15.97	11.01	12.76	-2.66	-17.76	-5.90	0.26	0.32	9.46	7.03	101.26
AMEX Traded Companies (1)	35.90	2,078	74.6	37.32	26.01	36.30	-1.10	7.49	3.07	3.46	3.52	36.81	35.04	362.71
NASDAQ Listed OTC Companies (114)	11.24	22,373	240.6	13.38	8.51	11.32	-0.87	10.65	5.79	-0.02	-0.13	14.33	13.45	142.02
California Companies (5)	10.78	8,535	105.2	13.12	6.29	11.06	-2.18	47.79	5.90	0.91	0.46	12.91	12.83	147.93
Florida Companies (3)	9.77	53,667	891.3	12.14	9.37	9.76	-2.66	-46.07	-32.09	-1.54	-1.29	5.56	5.23	93.97
Mid-Atlantic Companies (37)	12.50	46,694	598.1	14.47	9.77	12.58	-0.71	10.99	1.55	0.07	0.16	14.06	12.64	144.96
Mid-West Companies (33)	8.62	30,928	134.7	11.60	6.73	8.71	-1.45	2.51	7.57	-0.17	-0.48	13.82	13.08	154.07
New England Companies (18)	15.43	36,710	449.7	16.71	11.18	15.58	-1.39	21.23	5.54	0.77	0.76	15.69	13.96	138.04
North-West Companies (5)	8.45	32,631	432.0	10.16	6.26	8.53	-0.74	8.83	23.54	-0.49	-0.42	13.27	12.41	107.39
South-East Companies (15)	12.58	5,801	61.0	14.89	9.46	12.54	0.62	4.62	9.48	-0.44	-0.60	16.90	16.49	148.96
South-West Companies (3)	13.21	16,156	220.9	13.79	9.51	13.26	-0.32	19.66	14.71	0.25	0.07	15.32	15.31	104.64
Western Companies (Excl CA) (3)	13.72	10,990	152.8	16.24	11.84	13.91	-0.83	-2.47	-3.75	0.41	0.36	14.55	14.47	94.23
Thrift Strategy (116)	11.57	29,716	317.4	13.71	8.81	11.65	-0.94	9.28	5.83	0.04	-0.03	14.43	13.48	141.22
Mortgage Banker Strategy (3)	3.43	31,887	57.8	4.63	1.43	3.49	-1.46	18.77	-6.42	-1.15	-2.06	4.39	4.26	122.28
Real Estate Strategy (l)	1.89	25,670	48.5	2.75	1.61	1.90	-0.53	-5.50	3.85	-0.23	-0.42	3.03	3.03	32.36
Diversified Strategy (2)	26.29	183,828	2,380.3	33.89	22.52	26.79	-1.91	-6.30	-13.65	0.83	0.64	25.89	22.39	257.67
Companies Issuing Dividends (76)	13.70	39,021	511.2	15.89	10.57	13.80	-0.75	13.11	2.87	0.70	0.67	15.22	13.96	146.57
Companies Without Dividends (46)	7.94	21,578	69.0	10.16	5.88	8.02	-1.32	2.54	8.90	-1.09	-1.31	12.69	12.22	133.95
Equity/Assets <6% (12)	2.73	68,437	114.3	6.22	1.84	2.84	-3.96	-36.15	-3.01	-3.02	-2.94	5.58	4.94	165.92
Equity/Assets 6-12% (57)	12.64	21,164	245.4	15.12	9.56	12.70	-0.47	15.63	6.75	0.40	0.26	15.61	14.74	182.04
Equity/Assets >12% (53)	12.08	37,754	502.5	13.69	9.37	12.20	-0.92	11.06	5.01	0.21	0.14	14.53	13.39	91.73
Converted Last 3 Mths (no MHC) (7)	11.35	27,754	316.5	14.09	8.47	11.47	-1.05	13.09	8.85	-1.09	-1.37	18.71	18.65	141.58
Actively Traded Companies (4)	23.89	33,150	556.1	27.22	15.78	24.04	-1.91	27.47	8.75	1.18	1.30	21.99	20.51	276.60
Market Value Below $20 Million (17)	6.01	2,540	11.1	8.61	4.69	5.94	-0.40	-12.93	6.57	-1.87	-2.06	11.45	11.43	159.54
Holding Company Structure (117)	11.16	33,608	355.8	13.38	8.56	11.27	-1.04	8.95	5.02	-0.06	-0.15	14.13	13.18	138.87
Assets Over $1 Billion (56)	12.35	65,344	702.0	15.23	9.71	12.46	-1.31	3.31	-0.52	0.37	0.28	13.18	11.79	134.53
Assets $500 Million-$1 Billion (34)	10.56	6,772	58.3	12.44	7.53	10.70	-0.88	14.48	6.83	-0.69	-0.77	14.32	13.59	150.84
Assets $250-$500 Million (24)	12.02	3,109	34.6	13.34	9.23	11.98	-0.06	11.55	15.93	0.38	0.28	16.80	16.13	149.73
Assets less than $250 Million (8)	8.73	1,919	16.5	10.14	6.79	8.87	-1.54	18.82	5.60	-0.40	-0.61	14.20	14.17	131.19
Goodwill Companies (74)	11.66	37,374	467.4	14.28	9.07	11.79	-1.41	8.61	4.77	0.00	-0.05	14.45	12.88	149.84
Non-Goodwill Companies (48)	11.32	24,594	148.8	12.84	8.36	11.34	-0.25	9.95	5.75	0.06	-0.11	13.98	13.97	129.03
Acquirors of FSLIC Cases (1)	17.08	112,283	1,917.8	21.65	13.97	17.35	-1.56	-14.77	0.95	1.06	1.43	16.40	14.12	120.11

(1)	Average of high/low or bid/ask price per share.
(2)	Or since offering price if converted or first listed in the past 52 weeks. Percent change figures are actual year-to-date and are not annualized
(3)	EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4)	Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5)	ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances.
(6)	Annualized, based on last regular quarterly cash dividend announcement.
(7)	Indicated dividend as a percent of trailing twelve month earnings.
(8)	Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.
(9)	For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

*
Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source:
SNL Financial, LC. and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2010 by RP Financial, LC.

RP FINANCIAL, LC.
Financial Services Industry Consultants
1100 North Glebe Road, Suite 1100
Arlington, Virginia 222011 (703) 528-1700

Exhibit 1 (continued)
Weekly Thrift Market Line - Part One
Prices As Of March 15, 2011

										Current Per Share Financials
	Market Capitalization			Price Change Data									Tangible
		Shares	Market	52 Week (1)			% Change From			Trailing	12 Mo.	Book	Book
	Price/	Outst-	Capital-			Last	Last	52 Wks (1)	MostRcnt	12 Mo.	Core	Value/	Value/	Assets/
Financial Institution	Share (1)	anding	ization(9)	High	Low	Week	Week	Ago (2)	YrEnd (2)	EPS (3)	EPS (3)	Share	Share (4)	Share
	($)	(000)	($Mil)	($)	($)	($)	(%)	(%)	(%)	($)	($)	($)	($)	($)

Market Averages. MHC Institutions

All Public Companies (26)	9.12	33,964	122.7	10.94	6.88	9.11	0.08	1.63	5.48	0.22	0.19	8.11	7.65	69.37
NASDAQ Listed OTC Companies (26)	9.12	33,964	122.7	10.94	6.88	9.11	0.08	1.63	5.48	0.22	0.19	8.11	7.65	69.37
Mid-Atlantic Companies (15)	9.20	28,483	120.9	11.38	7.04	9.18	0.16	-7.68	2.04	0.21	0.23	8.10	7.73	74.57
Mid-west Companies (6)	8.19	72,177	190.2	9.99	6.15	8.20	-0.70	5.87	1.15	0.17	0.02	7.56	6.78	53.00
New England Companies (3)	8.93	12,010	53.8	9.45	5.72	8.95	-0.15	32.27	21.36	0.32	0.35	8.02	7.44	78.76
South-East Companies (2)	11.20	12,468	71.7	12.25	9.25	11.03	1.74	14.90	18.22	0.28	0.09	9.68	9.54	57.14
Thrift Strategy (26)	9.12	33,964	122.7	10.94	6.88	9.11	0.08	1.63	5.48	0.22	0.19	8.11	7.65	69.37
Companies Issuing Dividends (16)	9.77	17,151	64.7	11.41	7.43	9.72	0.37	0.46	6.62	0.26	0.22	8.18	7.79	69.96
Companies without Dividends (10)	8.16	59,183	209. 8	10.23	6.05	8.19	-0.36	3.38	3.76	0.16	0.15	8.00	7.44	68.47
Equity/Assets <6% (1)	10.15	2,485	9.2	10.15	6.00	10.15	0.00	27.83	19.41	0.82	0.77	9.81	8.26	164.40
Equity/Assets 6-12% (13)	8.95	20,519	91.9	10.25	6.50	8.94	-0.33	9.45	6.76	0.32	0.25	8.20	7.86	82.73
Equity /Assets >12% (12)	9.21	50,032	163.1	11.69	7.33	9.19	0.49	-8.37	3.04	0.08	0.08	7.88	7.39	48.08
Market Value Below $20 Million (l)	0.70	12,889	2.5	9.48	0.68	0.68	2.94	-90.81	-45.74	-1.08	-0.41	5.68	5.68	40.68
Holding Company Structure(24)	9.13	35,345	127.8	10.97	6.89	9.11	0.10	2.12	5.29	0.22	0.18	8.28	7.78	71.26
Assets Over $1 Billion (10)	10.37	74,222	275.2	12.03	8.13	10.41	-0.72	-1.54	4.29	0.19	0.09	7.36	6.88	57.87
Assets $500 Million-$1 Billion (6)	7.76	7,660	18.8	10.46	5.57	7.69	0.90	-13.50	-0.41	0.11	0.21	8.01	8.00	84.45
Assets $250-$500 Million (9)	8.59	6,641	21.9	9.87	6.18	8.56	0.19	19.28	12.13	0.35	0.32	9.21	8.61	77.22
Assets less than $250 Million (1)	9.20	7,790	28.7	11.42	7.80	9.00	2.22	-17.12	-0.54	0.17	0.16	7.47	5.58	30.99
Goodwill Companies (15)	9.90	51,884	196.6	11.26	7.28	9.89	0.10	8.00	10.30	0.26	0.21	8.02	7.20	68.64
Non-Goodwill Companies (11)	8.13	11,156	28.8	10.53	6.37	8.10	0.05	-6.48	-0.66	0.17	0.16	8.22	8.22	70.29
MHC Institutions (26)	9.12	33,964	122.7	10.94	6.88	9.11	0.08	1.63	5.48	0.22	0.19	8.11	7.65	69.37
MHC Converted Last 3 Months (1)	12.24	6,348	27.2	13.50	11.00	12.25	-0.08	22.40	22.40	0.39	0.39	12.09	12.09	57.04

(1)	Average of high/low or bid/ask price per share.
(2)	Or since offering price if converted or first listed in the past 52 weeks. Percent change figures are actual year-to-date and are not annualized
(3)	EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4)	Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5)	ROA (return on assets) and ROB (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances.
(6)	Annualized, based on last regular quarterly cash dividend announcement.
(7)	Indicated dividend as a percent of trailing twelve month earnings.
(8)	Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.
(9)	For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.
*
Parentheses following market averages indicate the number of institutions included in the respective averages.  All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source:
SNL Financial, LC. and RP Financial, LC. calculations.  The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2010 by RP Financial, LC.

RP FINANCIAL, LC.
Financial Services Industry Consultants
1100 North Glebe Road, Suite 1100
Arlington, Virginia 222011
(703) 528-1700

Exhibit 1 (continued)
Weekly Thrift Market Line - Part One
Prices As Of March 15, 2011

											Current Per Share Financials
		Market Capitalization			Price Change Data									Tangible
			Shares	Market	52 Week (1)			% Change From			Trailing	12 Mo.	Book	Book
		Price/	Outst-	Capital-			Last	Last	52 Wks	MostRcnt	12 Mo.	Core	Value/	Value/	Assets/
Financial Institution		Share (1)	anding	ization (9)	High	Low	Week	Week	Ago (2)	YrEnd (2)	EPS (3)	EPS (3)	Share	Share (4)	Share
		($)	(000)	($Mil)	($)	($)	($)	(%)	(%)	(%)	($)	($)	($)	($)	($)
NYSE Traded Companies
AF	Astoria Financial Corp. of NY*	13.76	97,877	1,346.8	17.55	11.55	13.81	-0.36	-4.11	-1.08	0.75	0.72	12.69	10.80	184.82
BBX	BankAtlantic Bancorp Inc of FL*	0.88	62,571	55.1	3.28	0.60	0. 96	-8.33	-53.19	-23.48	-2.39	-2.43	1.02	0.78	72.36
BKU	BankUnited, Inc.*	28.15	92,972	2,617.2	29.90	27.25	28.05	0.36	4.26	4.26	1.57	2.62	13.48	12.74	116.91
FBC	Flagstar Bancorp, Inc. of MI*	1.60	553,313	885.3	10.10	1.13	1.69	-5.33	-79.75	-1.84	-0.46	-0.87	1.47	1.47	25.01
NYB	New York Community Bcrp of NY*	17.66	435,647	7,693.5	19.33	14.40	17.67	-0.06	5.88	-6.31	1.25	1.05	12.69	6.91	94.55
NAL	NewAlliance Bancshares of CT (8)*	15.09	104,960	1,583.8	16.10	10.98	15.13	-0.26	19.38	0.73	0.55	0.62	13.90	8.62	86.01
PFS	Provident Fin. Serv. Inc of NJ*	14.08	59,921	843.7	15.66	11.14	14.40	-2.22	20.34	-6.94	0.83	0.83	15.38	9.50	113.89

AMEX Traded Companies
TSH	Teche Hlding Cp of N Iberia LA*	35. 90	2,078	74.6	37.32	26.01	36.30	-1.10	7.49	3.07	3.46	3.52	36.81	35.04	362.71

NASDAQ Listed OTC Companies
ABBC	Abington Bancorp, Inc. of PA(8)*	11.74	20,167	236.8	13.23	7.84	11. 97	-1.92	45.84	-1.59	0.38	0.38	10.51	10.51	61.84
ALLB	Alliance Bancorp, Inc. of PA*	11.06	5,475	60.6	11.70	8.54	11.10	-0.36	8.64	-0.90	0.10	0.10	14.91	14.91	85.66
ABCW	Anchor BanCorp Wisconsin of WI*	1.07	21,683	23. 2	1.90	0.40	1.01	5.94	-21.90	-10.83	-2.15	-3.40	0.15	0.00	175.43
ANCB	Anchor Bancorp of Aberdeen, WA*	10.90	2,550	27.8	11.22	9.53	10.97	-0.64	9.00	9.00	-0.24	-0.24	25.92	25.92	213.51
AFCB	Athens Bancshares, Inc. of TN*	13.53	2,777	37.6	14.05	10.50	13.53	0.00	25.86	8.33	0.11	0.13	18.20	18.04	103.09
ACFC	Atlantic Coast Fin. Corp of GA*	10.25	2,630	27.0	21.68	5.51	10.32	-0.68	8.58	14.78	-6.99	-9.12	24.51	24.47	344.71
BCSB	BCSB Bancorp, Inc. of MD*	12.97	3,192	41.4	13.23	9.15	12.97	0.00	36.67	14.78	-0.01	0.00	15.82	15.80	195.39
BKMU	Bank Mutual Corp of WI*	3.82	45,769	174.8	7.68	3.80	4.00	-4.50	-41.32	-20.08	-1.59	-1.94	6.84	5.67	56.63
BFIN	BankFinancial Corp. of IL*	8.64	21,073	182.1	10.11	8.12	8.66	-0.23	-8.67	-11.38	-0.20	-0.22	12.02	10.82	72.64
BFED	Beacon Federal Bancorp of NY*	14.20	6,435	91.4	14.59	8.31	14.10	0.71	72.12	20.34	0.77	0.90	16.86	16.86	164.55
BNCL	Beneficial Mut MHC of PA(43.7)	8.75	80,718	315.5	11.05	7.15	8.76	-0.11	-9.70	-0.91	-0.11	-0.13	7.63	6.05	61.07
BHLB	Berkshire Hills Bancorp of MA*	21.16	14,076	297.8	22.92	16.81	21.83	-3.07	13.09	-4.30	0.98	1.00	27.56	15.27	204.65
BOFI	Bofi Holding, Inc. Of CA*	14.97	10,236	153.2	19.27	10.80	15.03	-0.40	16.23	-3.48	2.07	1.45	12.95	12.95	162.25
BYFC	Broadway Financial Corp. of CA*	2.20	1,744	3.8	6.25	1.68	2.20	0.00	-63.88	-9.47	0.44	0.45	9.60	9.60	277.48
BRKL	Brookline Bancorp, Inc. of MA*	10.25	59, 072	605.5	11.68	8.63	10.30	-0.49	-3.85	-5.53	0.47	0.47	8.39	7.62	46.05
BFSB	Brooklyn Fed MHC of NY (28.2)	0.70	12,889	2.5	9.48	0.68	0.68	2.94	-90.81	-45.74	-1.08	-0.41	5.68	5.68	40.68
CITZ	CFS Bancorp, Inc of Munster IN*	5.58	10,850	60.5	6.25	4.01	5.63	-0.89	29.47	6.69	0.32	0.27	10.41	10.40	103.38
CMSB	CMS Bancorp Inc of W Plains NY*	9.20	1,863	17.1	10.75	7.52	9.20	0.00	15.00	-6.69	0.08	-0.15	11.57	11.57	131.81
CBNJ	Cape Bancorp, Inc. of NJ*	9.74	13,314	129.7	10.25	6.74	9.85	-1.12	31.62	14.59	0.30	0.42	9.93	8.20	79.69
CFFN	Capitol Federal Fin Inc. of KS*	11.51	167,494	1,927.9	17.00	10.16	11.80	-2.46	-27.84	-3.36	0.21	0.37	12.05	12.05	58.50
CARV	Carver Bancorp, Inc. of NY*	0.66	2,484	1.6	9.05	0.61	0.69	-4.35	-91.75	-65.45	-14.96	-15.04	3.72	3.67	299.32
CEBK	Central Bncrp of Somerville MA*	18.26	1,667	30.4	20.00	8.56	19.45	-6.12	92.41	32.51	0.96	1.05	22.17	20.83	307.34
CFBK	Central Federal Corp. of OH*	1.41	4,122	5.8	2.26	0.45	1.60	-11.88	41.00	176.47	-1.96	-2.21	2.30	2.27	69.61
CHFN	Charter Fin Corp MHC GA (49.0)	10.15	18,588	116.3	11.00	7.50	9.80	3.57	7.41	14.04	0.16	-0.21	7.26	6.98	57.23
CHEV	Cheviot Fin Cp MHC of OH(38.5)	8.60	8,865	29.4	9.55	7.30	8.55	0.58	-3.91	-3.37	0.24	0.20	7.96	7.96	39.55
CBNK	Chicopee Bancorp, Inc. of MA*	13.89	6,012	83.5	14.50	10.79	14.00	-0.79	9.11	9.80	0.08	0.06	15.28	15.28	95.43
CZWI	Citizens Comm Bncorp Inc of WI*	4.94	5,113	25.3	5.70	3.51	4.75	4.00	26.67	25.06	-1.47	-1.18	10.13	9.99	113.50
CSBC	Citizens South Bnkg Corp of NC*	4.74	11,509	54.6	6.90	3.90	4.77	-0.63	3.95	9.22	0.66	1.86	6.34	6.19	92.49
CSBK	Clifton Svg Bp MHC of NJ(35.8)	11.50	26,137	110.5	12.18	8.08	11.71	-1.79	19.29	6.38	0.33	0.33	6.83	6.83	43.04
COBK	Colonial Financial Serv. of NJ*	12.44	4,173	51.9	13.09	8.99	12.60	-1.27	31.36	1.97	0.90	0. 97	16.80	16.80	142.07
CFFC	Community Fin. Corp. of VA*	3.35	4,362	14.6	5.29	2.72	3.25	3.08	-15.83	-3.74	0.15	0.15	8.42	8.42	120.97
DNBK	Danvers Bancorp, Inc. of MA(8)*	21.15	20,724	438.3	22.18	13.65	21.36	-0.98	42.42	19.69	0.88	0.81	13.77	12.17	137.68
DCOM	Dime Community Bancshars of NY*	14.47	34,593	500.6	15.89	11.18	14.58	-0.75	8.07	-0.82	1.20	1.22	9.50	7.89	116.80
ESBF	ESB Financial Corp. of PA*	12.92	12,034	155.5	17.19	11.90	13.04	-0.92	-1.90	-20.44	1.22	1.28	13.95	10.42	159.04
ESSA	ESSA Bancorp, Inc. of PA*	12.40	12,830	159.1	13.52	10.62	12.49	-0.72	-4.17	-6.20	0.37	0.30	12.95	12.95	84.26
EBMT	Eagle Bancorp Montanta of MT*	11.40	4,083	46.5	11.81	8.76	11.40	0.00	22.06	5.26	0.62	0.28	12.92	12.92	81.54
ESBK	Elmira Svgs Bank, FSB of NY*	17.15	1,964	33.7	18.50	14.88	17.02	0.76	7.86	-6.03	1.72	1.19	19.31	12.73	254.50
FFDF	FFD Financial Corp of Dover OH*	14.90	1,012	15.1	15.00	12.52	14.90	0.00	12.45	4.63	1.33	0.85	18.34	18.34	206.72
FFCO	FedFirst Financial Corp of PA*	13.75	2, 993	41.2	14.68	7.84	13.90	-1.08	13.26	-0.07	0.36	0.37	19.90	19.44	115.19
FSBI	Fidelity Bancorp, Inc. of PA*	9.10	3,062	27.9	10.50	4.90	9.00	1.11	85.71	60.49	0.22	0.52	13.97	13.10	227.52
FABK	First Advantage Bancorp of TN*	13.65	4,108	56.1	13.82	10.12	13.71	-0.44	31.12	12.53	0.41	0.20	16.24	16.24	84.04
FBSI	First Bancshares, Inc. of MO*	6.29	1,551	9.8	9.70	5.76	6.29	0.00	-26.86	-6.26	-2.11	-1.99	13.25	13.17	131.84
FCAP	First Capital, Inc. of IN*	15.77	2,787	44.0	16.81	14.19	15.77	0.00	5.20	-5.23	1.17	1.04	17.41	15.43	162.34
FCLF	First Clover Leaf Fin Cp of IL*	7.25	7,911	57.4	7.57	5.19	7.24	0.14	7.41	6.93	0.25	0.17	9.89	8.30	73.14
FCFL	First Community Bk Corp of FL*	0.28	5,457	1.5	3.25	0.25	0.28	0.00	-89.27	-77.05	-3.81	-4.07	2.18	2.18	92.65
FDEF	First Defiance Fin. Corp of OH*	14.00	8,118	113.7	14.85	8.53	14.01	-0.07	34.49	17.65	0.75	0.19	25.11	17.27	250.74
FFNM	First Fed of N. Michigan of MI*	3.50	2,884	10.1	4.01	1.25	3.59	-2.51	121.52	25.00	0.23	0.15	8.21	7.99	74.94
FFBH	First Fed. Bancshares of AR(8)*	2.30	4,847	11.1	4.00	0.94	2.32	-0.86	-36.11	53.33	-4.88	-5.30	4.79	4.79	130.46
FFNW	First Fin NW, Inc of Renton WA*	5.66	18,805	106.4	7.64	3.21	5.78	-2.08	-22.04	41.50	-2.88	-2.91	9.28	9.28	63.48

RP FINANCIAL, LC.
Financial Services Industry Consultants
1100 North Glebe Road, Suite 1100
Arlington, Virginia 222011
(703) 528-1700

Exhibit 1 (continued)
Weekly Thrift Market Line - Part One
Prices As Of March 15, 2011

											Current Per Share Financials
		Market Capitalization			Price Change Data									Tangible
			Shares	Market	52 Week (1)			% Change From			Trailing	12 Mo.	Book	Book
		Price/	Outst-	Capital-			Last	Last	52 Wks	MostRcnt	12 Mo.	Core	Value/	Value/	Assets/
Financial Institution		Share(l)	anding	ization (9)	High	Low	Week	Week	Ago(2)	YrEnd (2)	EPS(3)	EPS(3)	Share	Share(4)	Share
		($)	(000)	($Mil)	($)	($)	($)	(%)	(%)	(%)	($)	($)	($)	($)	($)
NASDAQ Listed OTC Companies (continued)
FFCH	First Fin. Holdings Inc. of SC*	10.28	16,527	169. 9	15.70	8.98	10.51	-2.19	-21.47	-10.69	-2.11	-2.11	15.15	12.86	199.75
FFHS	First Franklin Corp. of OH (8)*	14.40	1,686	24.3	16.49	5.40	14.45	-0.35	117.52	-2.31	-1.23	-2.32	12.56	12.56	163.02
FPTB	First PacTrust Bancorp of CA*	16.14	9,729	157.0	16.68	6.08	16.59	-2.71	157.83	21.63	0.19	-0.01	13.98	13.98	88.56
FPFC	First Place Fin. Corp. of OH*	2.02	16,974	34.3	5.71	2.00	2.25	-10.22	-48.21	-22.61	-2.10	-2.91	10.76	10.24	185.73
FSFG	First Savings Fin. Grp. of IN*	15.26	2,369	36.2	18.49	11.10	16.00	-4.63	36.25	3.11	1.19	1.61	22.86	19.35	217.43
FFIC	Flushing Fin. Corp. of NY*	14.20	31,256	443.6	15.00	10.51	14.16	0.28	9.23	1.43	1.24	1.29	12.48	11.92	138.37
FXCB	Fox Chase Bancorp , Inc. of PA *	12.95	14,547	188.4	13.45	9.13	12.90	0.39	25.85	9.28	0.19	0.10	14.14	14.14	75.31
GSLA	GS Financial Corp. of LA*	14.00	1,258	17.6	14.18	8.50	11.99	16.76	0.07	57.13	0.32	-0.27	22.01	22.01	209.71
GCBC	Green Co Bcrp MHC of NY (44.1)	18.48	4,135	33.5	19.97	14.46	18.00	2.67	24.86	-5.08	1.25	1.21	11.10	11.10	128.50
HFFC	HF Financial Corp. of SD*	11.03	6,979	77.0	11.73	9.25	11.00	0.27	10.52	2.13	0.74	0.42	13.53	12.90	175.67
HMNF	HMN Financial, Inc. of MN*	2.59	4,310	11.2	6.78	2.02	2.56	1.17	-49.61	-7.83	-4.38	-5.08	13.00	13.00	210.53
HBNK	Hampden Bancorp, Inc. of MA*	12.70	6,822	86.6	12.72	9.06	12.60	0.79	28.15	12.09	0.22	0.17	13.59	13.59	82.86
HARL	Harleysville Svgs Fin Cp of PA*	15.10	3,705	55.9	16.20	13.30	15.10	0.00	9.90	1.96	1.35	1.35	14.63	14.63	231.22
HBOS	Heritage Fin Group, Inc of GA*	13.07	8,711	113.9	15.98	9.32	13.10	-0.23	4.31	5.23	-0.16	0.19	13.74	13.44	82.56
HIFS	Hingham Inst. for Sav. of MA*	49.95	2,124	106.1	51.51	31.61	48.86	2.23	53.69	12.25	4.82	4.82	34.24	34.24	479.21
HBCP	Home Bancorp Inc. Lafayette LA*	13.36	8,131	108.6	14.81	12.34	13.62	-1.91	-4.57	-3.33	0.58	0.64	16.18	15.96	86.14
HOME	Home Federal Bancorp Inc of ID*	10.86	16,710	181.5	16.12	10.31	10.77	0.84	-21.48	-11.49	-0.31	-0.20	12.06	11.83	82.62
HFBL	Home Federal Bancorp Inc of LA*	12.75	3,046	38.8	13.30	8.45	13.10	-2.67	36.66	10.87	0.75	0.17	16.61	16.61	69.25
HFBC	HopFed Bancorp, Inc. of KY*	9.11	7,335	66.8	14.74	8.74	9.40	-3.09	-18.52	0.77	1.08	0.65	13.80	13.67	152.77
HCBK	Hudson City Bancorp, Inc of NJ*	9.77	526,718	5,146.0	14.75	9.51	9.92	-1.51	-27.74	-23.31	1.02	0.83	10.46	10.16	116.13
I SBC	Investors Bcrp MHC of NJ (43.0)	14.22	112,851	711.7	14.59	10.56	14.20	0.14	3.49	8.38	0.55	0.50	7.99	7.72	85.09
JXSB	Jacksonville Bancorp Inc of IL*	12.33	1,927	23.8	15.97	9.35	12.25	0.65	11.28	14.38	0.91	0.57	19.09	17.67	157.67
JFBI	Jefferson Bancshares Inc of TN *	3.85	6,636	25.5	5.02	2.75	3.88	-0.77	-14.44	18.83	-3.53	-3.73	8.51	8.17	92.48
KFFB	KY Fst Fed Bp MHC of KY (39.3)	9.20	7,790	28.7	11.42	7.80	9.00	2.22	-17.12	-0.54	0.17	0.16	7.47	5.58	30.99
KFFG	Kaiser Federal Fin Group of CA*	12.25	9,559	117.1	14.70	9.58	13.00	-5.77	-2.62	5.79	0.75	0.75	16.05	15.63	92.30
KRNY	Kearny Fin Cp MHC of NJ (25.1)	9.34	67, 975	167.4	10.85	8.24	9.56	-2.30	-8.43	8.60	0.08	0.11	7.01	5.42	42.39
LSBI	LSB Fin.Corp of Lafayette IN*	15.40	1,554	23.9	16.36	8.90	15.40	0.00	53.69	13.40	1.36	0.93	22.89	22.89	239.28
LPSB	LaPorte Bancrp MHC of IN (45.0)	9.99	4,586	20.6	10.01	5.50	9.99	0.00	76.81	10.51	0.65	0.46	11.15	9.15	97.90
LSBK	Lake Shore Bnp MHC of NY (39.4)	10.61	5, 997	26.0	14.00	7.52	10.36	2.41	31.31	14.95	0.49	0.38	9.65	9.65	79.39
LEGC	Legacy Bancorp, Inc. of MA (8)*	12.97	8,632	112.0	13.75	7.36	13.32	-2.63	34.96	-1.29	-0.84	-0.66	13.61	11.84	112.61
LABC	Louisiana Bancorp, Inc. of LA*	14.75	3,640	53.7	15.50	13.92	14.93	-1.21	-1.67	1.03	0.68	0.56	16.92	16.92	88.57
MSBF	MSB Fin Corp MHC of NJ (40.3)	5.80	5,175	12.4	8.34	5.15	5.88	-1.36	-20.00	-1.69	0.14	0.14	7.79	7.79	67.75
MGYR	Magyar Bancorp MHC of NJ (44.7)	4.25	5,783	11.0	5.36	3.01	4.24	0.24	-5.35	6.25	0.70	0.58	7.63	7.63	91.04
MLVF	Malvern Fed Bncp MHC PA (4 4. 6)	8.00	6,103	21.8	9.85	5.05	8.15	-1.84	-15.79	6.67	-0.64	-0.63	10.59	10.59	113.29
MFLR	Mayflower Bancorp , Inc. of MA *	8.37	2,080	17.4	10.35	6.82	6.92	-6.17	7.31	-7.00	0.65	0.38	10.04	10.04	118.03
EBSB	Meridian Fn Serv MHC MA (41.4)	12. 95	22,481	122.4	13.39	9.85	13.01	-0.46	24.64	9.84	0.59	0.55	9.59	8.98	81.66
CASH	Meta Financial Group of IA*	17.13	3.112	53.3	37.88	11.90	17.23	-0.58	-25.29	24.31	3.83	3.66	22.73	22.34	363.00
MFSF	MutualFirst Fin. Inc. of IN*	9.37	6, 985	65.4	10.50	5.90	9.29	0.86	54.62	0.75	0.68	0.60	14.22	13.57	201.08
NASB	NASB Fin, Inc. of Grandview MO*	13.59	7,866	106.9	24.91	12.49	14.11	-3.69	-35.65	-18.91	0.89	-2.32	21.58	21.26	169.95
NECB	NE Comm Bncrp MHC of NY (44.6)	6.00	13,140	35.7	7.50	4.40	6.00	0.00	-18.92	7.14	-0.07	-0.07	8.20	8.06	38.05
NHTB	NH Thrift Bancshares of NH*	13.33	5,774	77.0	13.55	9.30	13.25	0.60	30.05	6.22	1.31	0.86	14.28	9.29	172.33
NVSL	Naug Vlly Fin MHC of CT (40.4)	8.54	7,019	24.3	9.07	4.70	8.54	0.00	33.44	26.52	0.21	0.23	7.45	7.44	80.96
NFSB	Newport Bancorp, Inc. of RI*	14.20	3,489	49.5	14.47	10.97	14.20	0.00	17.84	18.33	0.52	0.54	14.25	14.25	128.89
FFFD	North Central Bancshares of IA*	16.64	1,351	22.5	19.66	12.11	16.62	0.12	4.52	-0.30	0.87	0.87	28.90	28.40	334.76
NFBK	Northfield Bcp MHC of NY (43.4)	12.97	43,541	247.5	15.30	10.51	12.95	0.15	-11.47	-2.63	0.32	0.30	9.11	8.74	51.61
NWBI	Northwest Bancshares Inc of PA*	12.28	110,295	1,354.4	12.79	10.24	12.18	0.82	4.16	4.24	0.52	0.52	11.85	10.26	73.88
OBAF	OBA Financial Serv. Inc of MD*	14.02	4,629	64.9	14.30	10.20	14.05	-0.21	33.91	1.45	-0.07	0.10	17.41	17.41	76.52
OSHC	Ocean shore Holding Co. of NJ*	12.06	7,297	88.0	12.40	10.12	12.27	-1.71	8.65	5.33	0.73	0.73	13.61	13.61	114.86
OCFC	OceanFirst Fin. Corp of NJ*	12.94	18,823	243.6	14.13	11.03	13.30	-2.71	14.41	0.54	1.08	0.95	10.69	10.69	119.61
OFED	Oconee Fed Fn Cp MHC SC (35.0)	12.24	6,348	27.2	13.50	11.00	12.25	-0.08	22.40	22.40	0.39	0.39	12.09	12.09	57.04
OABC	OmniAmerican Bancorp Inc of TX*	15.44	11, 903	183.8	15.93	11.00	15.58	-0.90	33. 91	13.95	0.14	0.04	16.69	16.69	93.12
ONFC	Oneida Financial Corp. of NY*	8.82	7,165	63.2	10.95	7.06	8.80	0.23	-12.67	12.36	0.50	0.56	12.06	8.62	90.43
ORIT	Oritani Financial Corp of NJ*	12.23	56,202	687.4	12.98	9.06	12.26	-0.24	13.98	-0.08	0.27	0.28	11.42	11.42	45.71
PSBH	PSB Hldgs Inc MHC of CT (42.9)	5.30	6,529	14.8	5.89	2.60	5.30	0.00	38.74	27.71	0.15	0.26	7.01	5.89	73.66
PVFC	PVF Capital Corp. of Solon OH*	1.89	25,670	48.5	2.75	1.61	1.90	-0.53	-5.50	3.85	-0.23	-0.42	3.03	3.03	32.36
PFED	Park Bancorp of Chicago IL*	3.85	1,193	4.6	6.33	3.25	3.85	0.00	-25.53	6.94	-4.23	-4.21	17.71	17.71	180.56
PVSA	parkvale Financial Corp of PA*	9.75	5,576	54.4	12.39	5.75	10.21	-4.51	36.36	6.21	-3.10	1.15	16.21	11.18	321.22
PBHC	Pathfinder BC MHC of NY (36.3)	10.15	2,485	9.2	10.15	6.00	10.15	0.00	27.83	19.41	0.82	0.77	9.81	8.26	164.40
PEOP	peoples Fed Bancshrs Inc of MA*	13.81	7,142	98.6	14.91	10.10	14.05	-1.71	38.10	6.15	-0.01	0.45	16.19	16.19	74.24
PBCT	Peoples united Financial of CT*	12.30	359,130	4,417.3	16.79	12.17	12.55	-1.99	-20.85	-12.21	0.24	0.28	14.53	9.07	69.72
PROV	Provident Fin. Holdings of CA*	8.33	11,407	95.0	8.70	3.30	8.50	-2.00	131.39	15.06	1.08	-0.35	11.99	11.99	119.06
PBNY	Provident NY Bncrp, Inc. of NY*	9.54	38,199	364.4	11.09	7.86	9.30	2.58	4.72	-9.06	0.55	0.36	10.99	6.69	76.98
PBIP	Prudential Bncp MHC PA (25.5)	6.59	10,031	20.0	9.05	5.50	6.50	1.38	-27.34	8.93	0.23	0.26	5.58	5.58	52.20
PULB	pulaski Fin Cp of St. Louis MO*	7.42	10,446	77.5	8.00	5.50	7.49	-0.93	9.12	-2.11	0.30	-0.11	6.37	7.98	140.43
RIVR	River Valley Bancorp of IN*	14.55	1,514	22.0	16.50	13.03	15.30	-4.90	11.49	-9.06	1.65	1.08	18.13	18.08	252.52

RP FINANCIAL, LC.
Financial Services Industry Consultants
1100 North Glebe Road, Suite 1100
Arlington, Virginia 222011
(703) 528-1700

Exhibit 1 (continued)
Weekly Thrift Market Line - Part One
Prices As Of March 15, 2011

											Current Per Share Financials
		Market Capitalization			Price Change Date									Tangible
			Shares	Market	52 Week (1)			% Change From			Trailing	12 Mo.	Book	Book
		Price/	Outst-	Capital-			Last	Last	52 Wks	MostRcnt	12 MO.	Core	Value/	value/	Assets/
Financial Institution		Share (1)	anding	ization(9)	High	Low	Week	Week	Ago (2)	YrEnd (2)	EPS(3)	EPS (3)	Share	Share (4)	Share
		($)	(000)	($Mil)	($)	($)	($)	(%)	(%)	(%)	($)	($)	($)	($)	($)
NASDAQ Listed OTC Companies (continued)
RVSB	Riverview Bancorp, Inc. of WA*	3.06	22,472	68.8	4.23	1.71	3.07	-0.33	28.57	12.50	-0.06	-0.07	4.72	3.57	37.31
RCKBD	Rockville Fin New, Inc. of CT*	10.54	28,416	299.5	10.87	6.92	10.65	-1.03	36.00	30.77	0.39	0.36	11.02	10.98	61.00
ROMA	Roma Fin Corp MHC of NJ (26.2)	10.60	30,281	88.2	12.96	9.29	10.61	-0.09	-14.24	0.00	0.17	0.13	6.96	6.90	60.08
ROME	Rome Bancorp, Inc. of Rome NY(8)*	11.82	6,778	80.1	12.96	8. 12	12.03	-1.75	28.48	-1.66	0.33	0.38	8.95	8.95	48.28
SIFI	SI Financial Group, Inc. of CT*	9.40	10,577	99.4	10.02	6. 11	9.48	-0.84	20.67	-4.37	0.25	0.22	12.07	11.67	88.50
SPBC	SP Bancorp, Inc. of Plano, TX*	11.00	1,725	19.0	11.69	8.71	11.11	-0.99	10.00	17.27	0.09	-0.08	17.90	17.90	136.36
SVBI	Severn Bancorp, Inc. of MD*	4.67	10,067	47.0	6.57	2. 80	4.83	-3.31	13.35	35.36	-0.21	-0.41	7.87	7.83	96.94
STND	Standard Financial Corp. of PA*	14.81	3,478	51.5	14.93	10. 90	14.81	0.00	48.10	6.93	0.53	0.89	21.48	18.71	124.07
SUPR	Superior Bancorp of AL (8)*	0.41	12,560	5.1	4.50	0. 34	0.48	-14.58	-87.94	-28.07	-16.47	-17.42	0.24	-0.86	252.11
THRD	TF Fin. Corp. of Newtown PA*	20.75	2,823	58.6	22.86	17.85	20.90	-0.72	15.99	-2.26	1.19	0.98	26.11	24.50	245.04
TFSL	TFS Fin Corp MHC of OH (26.4)	10.47	308,396	850.1	14.46	7. 76	10.65	-1.69	-20.50	16.08	-0.02	-0.07	5.67	5.64	35.88
TBNK	Territorial Bancorp, Inc of HI*	18.91	12,177	230.3	20.80	16. 46	19.56	-3.32	-7.98	-5.02	0.91	0.99	18.67	18.67	118.54
TSBK	Timberland Bancorp, Inc. of WA*	5.55	7,045	39.1	6.08	2. 90	5.50	0.91	43.41	53.74	-0.31	-0.30	10.04	9.17	102.55
TRST	TrustCo Bank Corp NY of NY*	5.71	77,130	440.4	7.18	5. 19	5.82	-1.89	-8.49	-9.94	0.38	0.35	3.31	3.30	51.27
UCBA	United Comm Bncp MHC IN (40. 7) (8)	7.12	7,846	22.7	8.13	6. 04	7.25	-1.79	9.54	-1.79	0.15	0.12	7.04	6.57	62.55
UCFC	United Community Fin. of OH*	1.36	30,925	42.1	2.30	1. 12	1.41	-3.55	-6.21	1.49	-1.17	-1.40	6.51	6.49	74.95
UBNK	United Financial Bncrp of MA*	14.87	16,109	239.5	16.05	12. 68	15.01	-0.93	0.75	-2.62	0.62	0.66	13.82	13.28	98.38
VPFG	ViewPoint Financal Group of TX*	13.20	34,839	459.9	13.75	8.82	13.08	0.92	15.08	12.92	0.51	0.26	11.38	11.35	84.45
WSB	WSB Holdings, Inc. of Bowie MD*	3.29	7,929	26.1	3.75	1.85	3.25	1.23	-9.12	43.04	-0.51	-0.41	6.50	6.50	48.65
WSFS	WSFS Financial Corp. of DE*	40.28	8,525	343.4	50.99	32.87	41.03	-1.83	8.25	-15.09	1.42	1.00	37.25	35.70	445.62
WVFC	WVS Financial Corp. of PA*	8.60	2,058	17.7	14.25	8.31	8.70	-1.15	-38.62	-5.39	0.17	0.23	13.56	13.56	132.62
WFSL	Washington Federal, Inc. of WA*	17.08	112,283	1,917.8	21.65	13.97	17.35	-1.56	-14.77	0.95	1.06	1.43	16.40	14.12	120.11
WSBF	Waterstone Fin MHC of WI (26.2)	2.70	31,250	22.1	4.52	2.37	2.83	-4.59	-5.92	-16.92	-0.18	-0.65	5.56	5.56	60.68
WAYN	Wayne Savings Bancshares of OH*	8.32	3,004	25.0	9.93	7.11	8.32	0.00	-4.37	-7.35	0.74	0.69	12.65	11.97	136.32
WFD	Westfield Fin. Inc. of MA*	8.42	28,166	237.2	10.37	7.23	8.53	-1.29	-4.10	-8.97	0.11	0.01	7.86	7.86	44.01
WBKC	Wolverine Bancorp, Inc. of MI*	13.59	2,508	34.1	13.70	11.00	13.55	0.30	35.90	35.90	-1.74	-1.08	24.93	24.93	130.93

RP FINANCIAL, LC.
Financial Services Industry Consultants
1100 North Glebe Road, Suite 1100
Arlington, Virginia 22201
(703) 528-1700

Exhibit 1
Weekly Thrift Market Line - Part Two
Prices As Of March 15, 2011

	Key Financial Ratios							Asset Quality Ratios			Pricing Ratios					Dividend Data (6)
		Tang.												Price/	Price/	Ind.	Divi-
	Equity/	Equity/	Reported Earnings			Core Earnings		NPAs	Resvs/	Resvs/	Price/	Price/	Price/	Tang.	Core	Div. /	dend	Payout
Financial Institution	Assets	Assets	ROA (5)	ROE (5)	ROI (5)	ROA (5)	ROE (5)	Assets	NPAs	Loans	Earning	Book	Assets	Book	Earnings	Share	Yield	Ratio (7)
	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(X)	(%)	(%)	(%)	(X)	($)	(%)	(%)

Market Averages. All Public Companies (no MHCs)

All Public Companies (122)	11.56	10.89	0.00	1.32	3.58	-0.08	1.08	3.59	60.63	1.81	17.49	79.89	9.57	87.80	17.65	0.22	1.65	29.13
NYSE Traded Companies (7)	8.77	6.73	-0.20	0.99	-0.95	-0.37	9.78	6.33	36.45	2.19	16.84	123.85	11.70	162.30	15.91	0.42	2.43	52.67
AMEX Traded Companies (1)	10.15	9.71	0.95	9.65	9.64	0.96	9.82	2.60	50.80	1.68	10.38	97.53	9.90	102.45	10.20	1.44	4.01	41.62
NASDAQ Listed OTC Companies (114)	11.74	11.14	0.01	1.25	3.75	-0.07	0.65	3.46	61.95	1.79	17.65	77.23	9.45	83.44	17.91	0.20	1.58	27.85
California Companies (5)	10.94	10.86	0.70	7.55	10.82	0.34	3.63	6.26	33.61	2.49	9.07	79.95	9.70	80.36	10.52	0.13	0.94	7.59
Florida Companies (3)	5.10	4.80	-1.90	11.69	5.58	-1.71	19.51	12.36	27.60	3.47	17.93	102.65	8.53	115.54	10.74	0.19	0.66	35.67
Mid - Atlantic Companies (37)	11.48	10.48	0.27	4.10	4.07	0.29	4.48	2.83	49.82	1.43	18.55	89.66	10.34	103.50	17.74	0.28	2.14	36.36
Mid - West Companies (33)	9.58	9.14	-0.33	-3.00	2.57	-0.56	-4.21	4.67	41.83	2.38	14.64	62.18	6.08	65.77	17.38	0.18	1.63	24.30
New England Companies (18)	14.17	12.99	0.48	4.23	4.09	0.47	4.03	1.16	115.62	1.10	21.18	96.41	13.54	108.94	21.70	0.30	2.00	37.73
North - West Companies (5)	12.57	11.53	-0.78	-6.28	-0.89	-0.73	-5.82	8.73	23.43	2.42	16.11	65.46	8.37	74.05	11.94	0.05	0.28	22.64
South - East Companies (15)	13.37	13.16	-0.13	-1.02	2.48	-0.17	-0.11	3.05	102.87	1.73	19.27	71.59	10.19	73.49	16.46	0.22	1.18	18.35
South - West Companies (3)	14.84	14.83	0.29	3.60	1.86	0.11	1.73	2.09	45.45	1.12	25.88	89.99	13.43	90.09	NM	0.07	0.51	13.07
Western Companies (Excl CA) (3)	15.40	15.32	0.36	2.59	2.47	0.30	2.06	1.32	41.21	1.18	19.56	93.19	14.36	93.77	19.10	0.26	1.99	37.97
Thrift Strategy (116)	11.74	11.10	0.03	1.30	3.66	-0.03	1.25	3.34	61.71	1.71	17.48	79.78	9.72	87.30	17.65	0.22	1.68	29.44
Mortgage Banker Strategy (3)	3.86	3.72	-1.12	9.55	12.97	-1.74	-3.09	11.19	35.39	4.62	7.71	77.87	2.94	91.15	NM	0.01	0.16	3.70
Real Estate Strategy (1)	9.36	9.36	-0.69	-7.72	-12.17	-1.26	-14.09	9.28	40.86	5.21	NM	62.38	5.84	62.38	NM	0.00	0.00	0.00
Diversified Strategy (2)	14.60	11.08	0.35	2.71	2.74	0.34	2.28	2.05	55.00	1.64	28.37	96.39	13.34	124.22	NM	0.55	3.12	33.80
Companies Issuing Dividends (76)	12.23	11.34	0.47	4.56	5.29	0.44	4.35	2.16	66.06	1.46	17.32	91.11	11.16	101.88	17.35	0.36	2.65	39.42
Companies without Dividends (46)	10.47	10.15	-0.78	-5.26	-0.36	-0.92	-5.74	5.83	52.16	2.41	18.15	60.91	6.95	63.99	18.75	0.00	0.00	0.00
Equity/Assets <6% (12)	3.45	3.20	-1.92	-14.64	-1.57	-2.16	-11.06	9.29	36.43	3.62	14.87	53.06	2.10	59.72	6.68	0.05	0.59	0.00
Equity/Assets 6 - 12% (57)	8.80	8.39	0.17	2.82	5.31	0.10	2.12	3.50	52.40	1.73	13.80	79.74	7.01	85.37	15.69	0.27	1.83	28.55
Equity/Assets >12% (53)	16.32	15.27	0.20	1.64	2.10	0.15	1.18	2.48	74.19	1.53	23.24	84.97	13.98	95.68	22.47	0.20	1.66	31.10
Converted Last 3 Mths (no MHC) (7)	16.27	16.21	-0.22	3.35	-0.62	-0.32	2.77	2.51	141.91	1.83	27.30	66.10	11.44	66.49	31.11	0.11	0.98	40.00
Actively Traded Companies (4)	8.90	8.11	0.30	3.60	0.15	0.39	4.26	3.02	50.28	1.74	15.17	100.06	8.93	108.61	13.23	0.40	1.59	21.13
Market Value Below $20 Million (17)	7.62	7.60	-1.01	-5.95	5.97	-1.14	-7.42	6.32	36.27	2.59	13.33	47.93	4.09	48.10	21.25	0.10	0.81	12.58
Holding Company Structure (117)	11.62	10.94	-0.02	1.06	3.54	-0.10	0.86	3.60	61.35	1.85	17.64	78.98	9.57	86.84	17.96	0.21	1.65	29.07
Assets Over $1 Billion (56)	11.41	10.41	0.18	2.69	4.63	0.09	2.84	3.45	50.34	1.77	17.12	93.52	10.82	106.24	16.58	0.28	2.15	34.05
Assets $500 Million - $1 Billion (34)	10.89	10.36	-0.33	-0.13	1.32	-0.37	-0.22	4.27	52.56	1.96	18.38	68.93	8.20	74.02	16.98	0.16	1.06	24.86
Assets $250 - $500 Million (24)	12.85	12.52	0.12	1.08	3.77	0.06	0.28	3.22	74.85	1.83	18.52	70.80	9.40	74.47	20.09	0.20	1.50	25.69
Assets less than $250 Million (8)	11.76	11.72	-0.14	-1.96	5.14	-0.35	-3.62	2.62	137.71	1.45	14.07	61.77	7.42	61.96	20.96	0.15	1.16	20.01
Goodwill Companies(74)	10.90	9.81	0.03	1.55	4.24	0.01	1.41	3.24	53.55	1.77	17.88	80.61	9.05	93.38	17.00	0.26	1. 98	33.29
Non - Goodwill Companies (48)	12.62	12.62	-0.05	0.93	2.55	-0.21	0.51	4.16	72.14	1.89	16.60	78.71	10.41	78.71	19.16	0.16	1.13	22.26
Acquirors of FSLIC Cases (1)	13.65	11.98	0.90	6.63	6.21	1.21	8.95	0.00	0.00	1.81	16.11	104.15	14.22	120. 96	11.94	0.24	1.41	22.64

(1)	Average of high/low or bid/ask price per share.
(2)	Or since offering price if converted or first listed in the past 52 weeks. Percent change figures are actual year-to-date and are not annualized
(3)	EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4)	Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5)
ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances; ROI (return on investment) is current EPS divided by current price.

(6)	Annualized, based on last regular quarterly cash dividend announcement.
(7)	Indicated dividend as a percent of trailing twelve month earnings.
(8)	Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.

*
Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source:
SNL Financial, LC. and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2010 by RP Financial, LC.

RP FINANCIAL, LC.
Financial Services Industry Consultants 1100 North Glebe Road, Suite 1100 Arlington, Virginia 22201 (703) 528-1700

Exhibit 1 (continued)
Weekly Thrift Market Line - Part Two
Prices As Of March 15, 2011

	Key Financial Ratios							Asset Quality Ratios			Pricing Ratios					Dividend Date (6)
		Tang.												Price/	Price/	Ind.	Divi-
	Equity/	Equity/	Reported Earnings			Core Earnings		NPAs	Resvs/	Resvs/	Price/	Price/	Price/	Tang.	Core	Div./	dend	Payout
Financial Institution	Assets	Assets	ROA (5)	ROE (5)	ROI (5)	ROA (5)	ROE (5)	Assets	NPAs	Loans	Earning	Book	Assets	Book	Earnings	Share	Yield	Ratio (7)
	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(X)	(%)	(%)	(%)	(X)	($)	(%)	(%)
Market Averages. MHC Institutions

All Public Companies (26)	13.23	12.54	0.26	2.25	2.58	0.24	1.88	4.01	31.79	1.41	23.68	111.94	15.00	119.73	23.88	0.15	1.53	26.68
NASDAQ Listed OTC Companies (26)	13.23	12.54	0.26	2.25	2.58	0.24	1.88	4.01	31.79	1.41	23.68	111.94	15.00	119.73	23.88	0.15	1.53	26.68
Mid-Atlantic Companies (15)	12.38	11.87	0.18	2.18	3.08	0.26	2.61	4.57	34.34	1.50	20.61	111.88	13.79	118.76	21.76	0.17	1.67	37.57
Mid-West Companies (6)	16.12	14.75	0.30	1.54	0.86	0.05	-0.82	4.07	31.66	1.52	25.60	110.80	19.05	123.26	21.72	0.18	1.99	0.00
New England Companies (3)	10.15	9.46	0.42	3.81	3.28	0.46	4.30	2.78	24.71	1.06	28.64	108.42	11.20	116.33	27.02	0.04	0.47	19.05
South-East Companies (2)	16.94	16.73	0.47	2.20	2.38	0.17	-2.88	2.04	26.15	1.01	31.38	120.52	19.60	123.33	31.38	0.10	0.99	0.00
Thrift Strategy (26)	13.23	12.54	0.26	2.25	2.58	0.24	1.88	4.01	31.79	1.41	23.68	111.94	15.00	119.73	23.88	0.15	1.53	26. 68
Companies Issuing Dividends (16)	13.84	13.14	0.39	3.01	2.18	0.33	2.53	3.04	32.20	1.24	24.69	120.21	16.61	127.85	25.62	0.25	2.55	53.36
Companies Without Dividends (10)	12.30	11.64	0.07	0.99	3.26	0.10	0.78	5.26	31.25	1.64	22.66	99.54	12.58	107.57	22.13	0.00	0.00	0.00
Equity/Assets <6% (1)	5.97	5.07	0.52	6.68	8.08	0.49	6.28	1.57	56.13	1.28	12.38	103.47	6.17	122.88	13.18	0.12	1.18	14.63
Equity/Assets 6-12% (13)	10.05	9.69	0.38	3.74	3.02	0.29	2.79	4.01	34.13	1.32	21.14	107.00	10.83	111.24	22.40	0.13	1.23	16.16
Equity/Assets >12% (12)	17.01	16.02	0.11	0.23	1.60	0.17	0.48	4.22	27.24	1.52	30.93	117.58	19.91	127.97	31.38	0.18	1.86	48.09
Market Value Below $20 Million (1)	13.96	13.96	-2.64	-17.20	0.00	-1.00	-6.53	19.04	21.80	5.15	NM	12.32	1.72	12.32	NM	0.00	0.00	0.00
Holding Company Structure (24)	13.22	12.48	0.23	2.05	2.53	0.20	1.61	4.31	30.53	1.45	22.06	109.22	14.59	117.69	22.63	0.15	1.44	22.49
Assets Over $1 Billion (l0)	13.29	12.52	0.32	2.25	0.97	0.15	0.63	3.31	34.98	1.40	27.55	139.70	18.98	149.54	28.94	0.12	1.08	33.81
Assets $500 Million-$l Billion (6)	10.04	10.03	-0.12	0.86	4.24	0.14	2.45	6.31	33.61	1.99	16.50	90.46	8.50	90.49	21.27	0.19	1.62	37.71
Assets $250-$500 Million (9)	14.17	13.62	0.43	3.44	3.66	0.38	3.12	3.09	28.63	1.00	25.33	91.94	13.06	98.77	22.92	0.14	1.68	14.36
Assets less than $250 Million (1)	24.10	19.17	0.56	2.29	1.85	0.52	2.15	3.15	20.59	0.82	NM	123.16	29.69	164.87	NM	0.40	4.35	0.00
Goodwill Companies (15)	13.54	12.32	0.34	2.86	2.43	0.27	2.29	2.98	35.68	1.33	22.18	125.69	17.01	139.61	24.07	0.12	1.26	19.18
Non-Goodwill Companies (11)	12.82	12.82	0.15	1.40	2.79	0.20	1.30	5.13	27.54	1.52	24.75	94.43	12.43	94.43	23.68	0.19	1.88	37.17
MHC Institutions (26)	13.23	12.54	0.26	2.25	2.58	0.24	1.88	4.01	31.79	1.41	23.68	111.94	15.00	119.73	23.88	0.15	1.53	26.68
MHC Converted Last 3 Months (1)	21.20	21.20	0.68	0.00	3.19	0.68	0.00	1.35	17.63	0.33	31.38	101.24	21.46	101.24	31.38	0.00	0.00	0.00

(1)	Average of high/low or bid/ask price per share.
(2)	Or since offering price if converted or first listed in the past 52 weeks. Percent change figures are actual year-to-date and are not annualized
(3)	EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4)	Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5)
ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances; ROI (return on investment) is current EPS divided by current price.

(6)	Annualized, based on last regular quarterly cash dividend announcement.
(7)	Indicated dividend as a percent of trailing twelve month earnings.
(8)	Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.

*
Parentheses following market averages indicate the number of institutions included in the respective averages.  All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source:
SNL Financial, LC. and RP Financial, LC. calculations.  The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2010 by RP Financial, LC.

RP FINANCIAL, LC.
Financial Services Industry Consultants
1100 North Glebe Road, Suite 1100
Arlington, Virginia 22201
(703) 528-1700

Exhibit 1 (continued)
Weekly Thrift Market Line - Part Two
Prices As Of March 15, 2011

		Key Financial Ratios							Assets Quality Ratios			Pricing Ratios					Dividend Data (6)
			Tang.												Price/	Price/	Ind.	Divi-
		Equity/	Equity/	Reported Earnings			Core Earnings		NPAs	Resvs/	Resvs/	Price/	Price/	Price/	Tang.	Core	Div./	dend	Payout
Financial Institution		Assets	Assets	ROA (5)	ROE (5)	ROI (5)	ROA (5)	ROE (5)	Assets	NPAs	Loans	Earning	Book	Assets	Book	Earnings	Share	Yield	Ratio (7)
		(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(X)	(%)	(%)	(%)	(x)	($)	(%)	(%)
NYSE Traded Companies
AF	Astoria Financial Corp. of NY*	6.87	5.90	0.38	5.98	5.45	0.36	5.74	2.78	40.00	1.41	18.35	108.43	7.45	127.41	19.11	0.52	3.78	69.33
BBX	BankAtlantic Bancorp Inc of FL*	1.41	1.08	-3.16	NM	NM	-3.21	NM	13.65	30.10	5.05	NM	86.27	1.22	112.82	NM	0.00	0.00	NM
BKU	BankUnited, Inc.*	11.53	10.97	1.33	11.69	5.58	2.21	19.51	NA	NA	1.48	17.93	208.83	24.08	220.96	10.74	0.56	1.99	35.67
FBC	Flagstar Bancorp, Inc. of MI*	5.88	5.88	-1.80	-28.22	-28.75	-3.41	NM	11.60	29.52	3.08	NM	108.84	6.40	108.84	NM	0.00	0.00	NM
NYB	New York Community Bcrp of NY*	13.42	7.78	1.30	9.99	7.08	1.09	8.39	1.95	21.22	0.58	14.13	139.16	18.68	255.57	16.82	1.00	5.66	NM
NAL	NewAlliance Bancshares of CT(8)*	16.16	10.68	0.66	3.97	3.64	0.75	4.47	0.83	74.32	1.08	27.44	108.56	17.54	175.06	24.34	0.28	1.86	50.91
PFS	Provident Fin. Serv. Inc of NJ*	13.50	8.80	0.73	5.49	5.89	0.73	5.49	1.65	61.39	1.56	16.96	91.55	12.36	148.21	16.96	0.44	3.13	53.01

AMEX Traded Companies
TSH	Teche Hlding Cp of N Iberia LA*	10.15	9.71	0.95	9.65	9.64	0. 96	9.82	2.60	50.80	1.68	10.38	97.53	9.90	102.45	10.20	1.44	4.01	41.62

NASDAQ Listed OTC Companies
ABBC	Abington Bancorp, Inc. of PA(8)*	17.00	17.00	0.61	3.60	3.24	0.61	3.60	3.34	10.26	0.61	30.89	111.70	18.98	111.70	30.89	0.24	2.04	63.16
ALLB	Alliance Bancorp, Inc. of PA*	17.41	17.41	0.12	1.38	0.90	0.12	1.38	3.75	29.85	1.75	NM	74.18	12.91	74.18	NM	0.12	1.08	NM
ABCW	Anchor BanCorp Wisconsin of WI*	0.09	0.00	-1.09	NM	NM	-1.73	NM	13.74	31.99	5.51	NM	NM	0.61	NM	NM	0.00	0.00	NM
ANCB	Anchor Bancorp of Aberdeen, WA*	12.14	12.14	-0.11	NM	-2.20	-0.11	NM	NA	NA	2.96	NM	42.05	5.11	42.05	NM	0.00	0.00	NM
AFCB	Athens Bancshares, Inc. of TN*	17.65	17.53	0.11	0.76	0.81	0.13	0.89	2.52	47.71	1.95	NM	74.34	13.12	75.00	NM	0.20	1.48	NM
ACFC	Atlantic Coast Fin. Corp of GA*	7.11	7.10	-2.03	NM	NM	-2.65	NM	5.72	21.46	2.18	NM	41.82	2.97	41.89	NM	0.00	0.00	NM
BCSB	BCSB Bancorp, Inc. of MD*	8.10	8.09	-0.01	-0.05	-0.08	0.00	0.00	2.11	54.43	1.82	NM	81.98	6.64	82.09	NM	0.00	0.00	NM
BKMU	Bank Mutual Corp of WI*	12.08	10.22	-2.21	-18.95	NM	-2.70	-23.12	3.40	22.65	3.40	NM	55.85	6.75	67.37	NM	0.12	3.14	NM
BFIN	BankFinancial Corp. of IL*	16.55	15.15	-0.27	-1.62	-2.31	-0.30	-1.78	4.21	34.38	2.06	NM	71.88	11.89	79.85	NM	0.28	3.24	NM
BFED	Beacon Federal Bancorp of NY*	10.25	10.25	0.46	4.76	5.42	0.54	5.56	NA	NA	1.88	18.44	84.22	8.63	84.22	15.78	0.20	1.41	25.97
BNCL	Beneficial Mut MHC of PA(43.7)	12.49	10.17	-0.18	-1.39	-1.26	-0.22	-1.64	2.28	40.31	1.62	NM	114.68	14.33	144.63	NM	0.00	0.00	NM
BHLB	Berkshire Hills Bancorp of MA*	13.47	7.94	0.50	3.58	4.63	0.51	3.65	0.77	147.16	1.49	21.59	76.78	10.34	138.57	21.16	0.64	3.02	65.31
BOFI	Bofi Holding, Inc. of CA*	7.98	7.98	1.44	17.34	13.83	1.01	12.14	1.92	21.56	0.67	7.23	115.60	9.23	115.60	10.32	0.00	0. 00	0.00
BYFC	Broadway Financial Corp. of CA*	3.46	3.46	0.15	2.36	20.00	0.15	2.41	14.25	29.66	4.73	5.00	22.92	0.79	22.92	4.89	0.00	0.00	0.00
BRKL	Brookline Bancorp, Inc. of MA*	18.22	16.82	1.04	5.62	4.59	1.04	5.62	0.70	156.17	1.32	21.81	122.17	22.26	134.51	21.81	0.34	3.32	72.34
BFSB	Brooklyn Fed MHC of NY (28.2)	13.96	13.96	-2.64	-17.20	NM	-1.00	-6.53	19.04	21.80	5.15	NM	12.32	1.72	12.32	NM	0.00	0.00	NM
CITZ	CFS Bancorp, Inc of Munster IN*	10.07	10.06	0.32	3.09	5.73	0.27	2.61	7.87	19.46	2.34	17.44	53.60	5.40	53.65	20.67	0.04	0.72	12.50
CMSB	CMS Bancorp Inc of W Plains NY*	8.78	8.78	0.06	0.70	O.87	-0.12	-1.31	2.29	19.66	0.63	NM	79.52	6.98	79.52	NM	0.00	0.00	0.00
CBNJ	Cape Bancorp, Inc. of NJ*	12.46	10.52	0.37	3.06	3.08	0.52	4.29	5.14	23.00	1.60	32.47	98.09	12.22	118.78	23.19	0.00	0.00	0.00
CFFN	Capitol Federal Fin Inc. of KS*	20.60	20.60	0.40	3.02	1.82	0.71	5.32	0.78	22.37	0.29	NM	95.52	19.68	95.52	31.11	0.30	2.61	NM
CARV	Carver Bancorp, Inc. of NY*	1.24	1.23	-4.74	NM	NM	-4.77	NM	12.22	23.47	3.53	NM	17.74	0.22	17.98	NM	0.00	0.00	NM
CEBK	Central Bncrp of Somerville MA*	7.21	6.81	0.30	3.53	5.26	0.33	3.86	3.42	21.40	0.92	19.02	82.36	5.94	87.66	17.39	0.20	1.10	20.83
CFBK	Central Federal Corp. of OH*	3.30	3.26	-2.88	-38.43	NM	-3.24	-43.33	4.83	72.51	4.69	NM	61.30	2.03	62.11	NM	0.00	0.00	NM
CHFN	Charter Fin Corp MHC GA (49.0)	12.69	12.26	0.26	2.20	1.58	-0.35	-2.88	2.72	34.67	1.68	NM	139.81	17.74	145.42	NM	0.20	1.97	NM
CHEV	Cheviot Fin Cp MHC of OH(38.5)	20.13	20.13	0.61	3.07	2.79	0.51	2.55	2.40	14.26	NA	35.83	108.04	21.74	108.04	NM	0.48	5.58	NM
CBNK	Chicopee Bancorp, Inc. of MA*	16.01	16.01	0.09	0.51	0.58	0.06	0.38	1.11	67.42	1.01	NM	90.90	14.56	90.90	NM	0.00	0.00	0.00
CZWI	Citizens Comm Bncorp Inc of WI*	8.93	8.81	-1.30	-13. 97	-29.76	-1.04	-11.22	2.65	28.66	0.98	NM	48.77	4.35	49.45	NM	0.00	0.00	NM
CSBC	Citizens South Bnkg Corp of NC*	6.85	6.70	0.74	8.37	13.92	2.08	23.57	2.44	45.93	1.61	7.18	74.76	5.12	76.58	2.55	0.04	0.84	6.06
CSBK	Clifton Svg Bp MHC of NJ(35.8)	15.87	15.87	0.78	4.89	2.87	0.78	4.89	0.46	42.75	0.48	34.85	168.37	26.72	168.37	34.85	0.24	2.09	72.73
COBK	Colonial Financial Serv. of NJ*	11.83	11.83	0.65	7.36	7.23	0.70	7.94	2.96	16.01	0.85	13.82	74.05	8.76	74.05	12.82	0.00	0.00	0.00
CFFC	Community Fin. Corp. of VA*	6.96	6.96	0.12	1.33	4.48	0.12	1.33	7.56	23.50	1.92	22.33	39.79	2.77	39.79	22.33	0.00	0.00	0.00
DNBK	Danvers Bancorp, Inc. of MA(8)*	10. 00	8.94	0.70	6.29	4.16	0.65	5.79	0.73	85.98	1.00	24.03	153.59	15.36	173.79	26.11	0.16	0.76	18.18
DCOM	Dime Community Bancshars of NY*	8.13	6.85	1.02	13.23	8.29	1.04	13.45	0.70	60.76	0.55	12.06	152.32	12.39	183.40	11.86	0.56	3.87	46.67
ESBF	ESB Financial Corp. of PA*	8.77	6.70	0.76	8.66	9.44	0.79	9.08	0.75	45.38	1.01	10.59	92.62	8.12	123.99	10.09	0.40	3.10	32.79
ESSA	ESSA Bancorp, Inc. of PA*	15.37	15.37	0.45	2.71	2.98	0.36	2.20	1.82	38.09	1.02	33.51	95.75	14.72	95.75	NM	0.20	1.61	54.05
EBMT	Eagle Bancorp Montanta of MT*	15.84	15.84	0.78	5.32	5.44	0.35	2.40	1.16	36.18	0.72	18.39	88.24	13.98	88.24	NM	0.28	2.46	45.16
ESBK	Elmira Svgs Bank, FSB of NY*	7.59	5.13	0.68	6.05	10.03	0.47	4.18	0.76	75.38	0. 94	9.97	88.81	6.74	134.72	14.41	0.80	4.66	46.51
FFDF	FFD Financial Corp of Dover OH*	8.87	8.87	0.66	7.36	8.93	0.42	4.71	1.48	78.60	1.32	11.20	81.24	7.21	81.24	17.53	0.68	4.56	51.13
FFCO	FedFirst Financial Corp of PA*	17.28	16.95	0.31	2.33	2.62	0.32	2.39	0.76	101.33	1.21	38.19	69.10	11.94	70.73	37.16	0.12	0.87	33.33
FSBI	Fidelity Bancorp, Inc. of PA*	6.14	5.78	0.09	1.40	2.42	0.22	3.31	2.47	34.80	1.62	NM	65.14	4.00	69.47	17.50	0.08	0.88	36.36
FABK	First Advantage Bancorp of TN*	19.32	19.32	0.49	2.47	3.00	0.24	1.20	0.95	85.49	1.49	33.29	84.05	16.24	84.05	NM	0.20	1.47	48.78
FBSI	First Bancshares, Inc. of MO*	10.05	9.99	-1.55	-14.39	NM	-1.46	-13.57	4.05	30.48	2.43	NM	47.47	4.77	47.76	NM	0.00	0.00	NM
FCAP	First Capital, Inc. of IN*	10.72	9.62	0.71	6.90	7.42	0.63	6.13	NA	NA	1.50	13.48	90.58	9.71	102.20	15.16	0.76	4.82	64.96
FCLF	First Clover Leaf Fin Cp of IL*	13.52	11.60	0.34	2.54	3.45	0.23	1.72	2.68	35.14	1.37	29.00	73.31	9.91	87.35	NM	0.24	3.31	NM
FCFL	First Community Bk Corp of FL*	2.35	2.35	-3.88	NM	NM	-4.14	NM	11.07	25.09	3.89	NM	12.84	0.30	12.84	NM	0.00	0.00	NM
FDEF	First Defiance Fin. Corp of OH*	10.01	7.11	0.30	2.56	5.36	0.08	0.65	2.78	72.54	2.67	18.67	55.75	5.58	81.07	NM	0.00	0.00	0.00
FFNM	First Fed of N. Michigan of MI*	10.96	10.69	0.29	2.83	6.57	0.19	1.84	5.95	22.67	1.72	15.22	42.63	4.67	43.80	23.33	0.00	0.00	0.00
FFBH	First Fed. Bancshares of AR(8)*	3.67	3.67	-3.40	NM	NM	-3.69	NM	15.74	35.20	7.96	NM	48.02	1.76	48.02	NM	0.00	0.00	NM
FFNW	First Fin. NW, Inc. of Renton WA*	14.62	14.62	-4.22	-27.80	NM	-4.26	-28.09	12.68	14.88	2.56	NM	60. 99	8.92	60.99	NM	0.00	0.00	NM
FFCH	First Fin. Holdings Inc. of SC*	7.58	6.51	-1.04	-10.59	-20.53	-1.04	-10.59	4.72	56.65	3.38	NM	67.85	5.15	79.94	NM	0.20	1.95	NM

RP FINANCIAL, LC.
Financial Services Industry Consultants
1100 North Glebe Road, Suite 1100
Arlington, Virginia 22201
(703) 528-1700	Exhibit 1 (continued) Weekly Thrift Market Line - Part Two Prices As Of March 15, 2011

		Key Financial Ratios							Asset Quality Ratios			Pricing Ratios					Dividend Data (6)
			Tang.												Price/	Price/	Ind.	Divi-
		Equity/	Equity/	Reported Earnings			Core Earnings		NPAs	Resvs/	Resvs/	Price/	Price/	Price/	Tang.	Core	Div./	dend	Payout
Financial Institution		Assets	Assets	ROA (5)	ROE (5)	ROI (5)	ROA (5)	ROE (5)	Assets	NPAs	Loans	Earning	Book	Assets	Book	Earnings	Share	Yield	Ratio (7)
		(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(X)	(%)	(%)	(%)	(X)	($)	(%)	(%)

NASDAQ Listed OTC Companies (continued)
FFHS	First Franklin Corp. of OH(8)*	7.70	7.70	-0.72	-9.38	-8.54	-1.35	-17.70	NA	NA	NA	NM	114.65	8.83	114.65	NM	0.00	0.00	NM
FPTB	First PacTrust Bancorp of CA*	15.79	15.79	0.21	1.75	1.18	-0.01	-0.09	5.71	29.74	2.11	NM	115.45	18.22	115.45	NM	0.42	2.60	NM
FPFC	First Place Fin. Corp. of OH*	5.79	5.53	-1.10	-13.16	NM	-1.52	-18.23	4.42	32.78	1.78	NM	18.77	1.09	19.73	NM	0.00	0.00	NM
FSFG	First Savings Fin. Grp. of IN*	10.51	9.05	0.56	5.23	7.80	0.76	7.07	1.47	51.03	1.15	12.82	66.75	7.02	78.86	9.48	0.00	0.00	0.00
FFIC	Flushing Fin. Corp. of NY*	9.02	8.65	0.92	10.24	8.73	0.95	10.65	3.07	20.87	0.85	11.45	113.78	10.26	119.13	11.01	0.52	3.66	41.94
FXCB	Fox Chase Bancorp, Inc. of PA*	18.78	18.78	0.24	1.60	1.47	0.13	0.84	3.51	32.37	1.90	NM	91.58	17.20	91.58	NM	0.08	0.62	42.11
GSLA	GS Financial Corp. of LA*	10.50	10.50	0.15	1.43	2.29	-0.13	-1.21	4.82	29.10	1.92	NM	63.61	6.68	63.61	NM	0.40	2.86	NM
GCBC	Green Co Bcrp MHC of NY (44.1)	8.64	8.64	1.03	11.62	6.76	1.00	11.25	1.23	71.13	1.55	14.78	166.49	14.38	166.49	15.27	0.70	3.79	56.00
HFFC	HF Financial Corp. of SD*	7.70	7.37	0.42	5.51	6.71	0.24	3.13	2.91	36.59	1.49	14.91	81.52	6.28	85.50	26.26	0.45	4.08	60.81
HMNF	HMN Financial, Inc. of MN*	6.17	6.17	-1.90	-20.17	NM	-2.20	-23.39	10.91	44.57	6.03	NM	19.92	1.23	19.92	NM	0.00	0.00	NM
HBNK	Hampden Bancorp, Inc. of MA*	16.40	16.40	0.26	1.60	1.73	0.20	1.23	2.52	42.64	1.52	NM	93.45	15.33	93.45	NM	0.12	0.94	54.55
HARL	Harleysville Svgs Fin Cp of PA*	6.33	6.33	0.59	9.52	8.94	0.59	9.52	0.29	101.34	0.52	11.19	103.21	6.53	103.21	11.19	0.76	5.03	56.30
HBOS	Heritage Fin Group, Inc of GA*	16.64	16.28	-0.19	-2.64	-1.22	0.23	3.13	2.49	38.33	1.93	NM	95.12	15.83	97.25	NM	0.12	0.92	NM
HIFS	Hingham Inst. for Sav. of MA*	7.15	7.15	1.05	14.83	9.65	1.05	14.83	0.92	72.78	0.86	10.36	145.88	10.42	145.88	10.36	0.96	1.92	19.92
HBCP	Home Bancorp Inc. Lafayette LA*	18.78	18.58	0.71	3.56	4.34	0.78	3.93	0.27	209.74	0.89	23.03	82.57	15.51	83.71	20.88	0.00	0.00	0.00
HOME	Home Federal Bancorp Inc of ID*	14.60	14.36	-0.48	-2.52	-2.85	-0.31	-1.63	2.55	43.79	2.60	NM	90.05	13.14	91.80	NM	0.22	2.03	NM
HFBL	Home Federal Bancorp Inc of LA*	23.99	23.99	1.13	5.42	5.88	0.26	1.23	0.05	630.09	0.61	17.00	76.76	18.41	76.76	NM	0.24	1.88	32.00
HFBC	HopFed Bancorp, Inc. of KY*	9.03	8.96	0.74	8.33	11.86	0.45	5.01	2.18	36.88	1.61	8.44	66.01	5.96	66.64	14.02	0.32	3.51	29.63
HCBK	Hudson City Bancorp, Inc of NJ*	9.01	8.77	0.88	9.80	10.44	0.72	7.97	1.50	23.79	0.76	9.58	93.40	8.41	96.16	11.77	0.60	6.14	58.82
ISBC	Investors Bcrp MHC of NJ(43.0)	9.39	9.10	0.70	7.04	3.87	0.63	6.40	1.79	52.97	1.13	25.85	177.97	16.71	184.20	28.44	0.00	0.00	0.00
JXSB	Jacksonville Bancorp Inc of IL*	12.11	11.31	0.59	6.29	7.38	0.37	3.94	1.21	79.22	NA	13.55	64.59	7.82	69.78	21.63	0.30	2.43	32.97
JFBI	Jefferson Bancshares Inc of TN*	9.20	8.87	-3.64	-35.48	NM	-3.84	-37.49	4.64	29.28	1.92	NM	45.24	4.16	47.12	NM	0.00	0.00	NM
KFFB	KY Fst Fed Bp MHC Of KY (39.3)	24.10	19.17	0.56	2.29	1.85	0.52	2.15	3.15	20.59	0.82	NM	123.16	29.69	164.87	NM	0.40	4.35	NM
KFFG	Kaiser Federal Fin Group of CA*	17.39	17.01	0.82	6.77	6.12	0.82	6.77	3.24	43.01	1.65	16.33	76.32	13.27	78.37	16.33	0.20	1.63	26.67
KRNY	Kearny Fin Cp MHC of NJ (25.1)	16.54	13.29	0.23	1.13	0.86	0.31	1.55	NA	NA	0.75	NM	133.24	22.03	172.32	NM	0.20	2.14	NM
LSBI	LSB Fin. Corp. of Lafayette IN*	9.57	9.57	0.56	6.10	8.83	0.38	4.17	4.10	30.63	1.63	11.32	67.28	6.44	67.28	16.56	0.00	0.00	0.00
LPSB	LaPorte Bancrp MHC of IN(45.0)	11.39	9.54	0.71	5.96	6.51	0.50	4.22	1.45	68.38	1.52	15.37	89.60	10.20	109.18	21.72	0.00	0.00	0.00
LSBK	Lake Shore Bnp MHC of NY(39.4)	12.16	12.16	0.66	5.20	4.62	0.51	4.03	0.65	26.55	0.36	21.65	109.95	13.36	109.95	27.92	0.28	2.64	57.14
LEGC	Legacy Bancorp, Inc. of MA(8)*	12.09	10.68	-0.76	-6.02	-6.48	-0.60	-4.73	2.26	42.59	1.45	NM	95.30	11.52	109.54	NM	0.20	1.54	NM
LABC	Louisiana Bancorp, Inc. of LA*	19.10	19.10	0.76	3.51	4.61	0.62	2.89	0.85	69.17	0.99	21.69	87.17	16.65	87.17	26.34	0.00	0.00	0.00
MSBF	MSB Fin Corp MHC of NJ (40.3)	11.50	11.50	0.20	1.81	2.41	0.20	1.81	7.18	11.08	1.18	NM	74.45	8.56	74.45	NM	0.12	2.07	NM
MGYR	Magyar Bancorp MHC of NJ(44.7)	8.38	8.38	0.75	9.54	16.47	0.62	7.90	8.23	10.77	1.08	6.07	55.70	4.67	55.70	7.33	0.00	0.00	0.00
MLVF	Malvern Fed Bncp MHC PA(44.6)	9.35	9.35	-0.56	-5.80	-8.00	-0.55	-5.71	4.91	22.22	1.40	NM	75.54	7.06	75.54	NM	0.12	1.50	NM
MFLR	Mayflower Bancorp, Inc. of MA*	8.51	8.51	0.54	6.51	7.77	0.32	3.80	NA	NA	1.00	12.88	83.37	7.09	83.37	22.03	0.24	2.87	36.92
EBSB	Meridian Fn Serv MHC MA (41.4)	11.74	11.08	0.80	6.38	4.56	0.75	5.95	2.68	23.86	0.85	21.95	135.04	15.86	144.21	23.55	0.00	0.00	0.00
CASH	Meta Financial Group of IA*	6.26	6.16	1.19	18.61	22.36	1.13	17.78	0.98	51.73	1.37	4.47	75.36	4.72	76.68	4.68	0.52	3.04	13.58
MFSF	MutualFirst Fin. Inc. of IN*	7.07	6.77	0.33	3.60	7.26	0.29	3.18	3.20	36.42	1.63	13.78	65.89	4.66	69.05	15.62	0.24	2.56	35.29
NASB	NASB Fin, Inc. of Grandview MO*	12.70	12.53	0.49	4.20	6.55	-1.27	-10.95	5.34	45.50	2.76	15.27	62.97	8.00	63.92	NM	0.00	0.00	0.00
NECB	NE Comm Bncrp MHC of NY (44.6)	21.55	21.26	-0.18	-0.85	-1.17	-0.18	-0.85	7.61	13.29	1.35	NM	73.17	15.77	74.44	NM	0.12	2.00	NM
NHTB	NH Thrift Bancshares of NH*	8.29	5.55	0.77	8.31	9.83	0.51	5.45	0.79	127.40	1.44	10.18	93.35	7.74	143.49	15.50	0.52	3.90	39.69
NVSL	Naug Vlly Fin MHC of CT (40.4)	9.20	9.19	0.26	2.87	2.46	0.28	3.15	3.19	28.55	1.33	NM	114.63	10.55	114.78	37.13	0.12	1.41	57.14
NFSB	Newport Bancorp, Inc. of RI*	11.06	11.06	0.40	3.61	3.66	0.42	3.75	0.17	451.74	1.02	27.31	99.65	11.02	99.65	26.30	0.00	0.00	0.00
FFFD	North Central Bancshares of IA*	8.63	8.50	0.26	2.40	5.23	0.26	2.40	3.57	38.05	1.80	19.13	57.58	4.97	58.59	19.13	0.04	0.24	4.60
NFBK	Northfield Bcp MHC of NY(43.4)	17.65	17.06	0.65	3.50	2.47	0.61	3.29	3.22	30.20	2.64	NM	142.37	25.13	148.40	NM	0.20	1.54	62.50
NWBI	Northwest Bancshares Inc of PA*	16.04	14.19	0.71	4.38	4.23	0.71	4.38	2.23	42.12	1.38	23.62	103.63	16.62	119.69	23.62	0.40	3.26	NM
OBAF	OBA Financial Serv. Inc of MD*	22.75	22.75	-0.08	-0.45	-0.50	0.12	0.64	1.09	56.32	0.76	NM	80.53	18.32	80.53	NM	0.00	0.00	NM
OSHC	Ocean Shore Holding Co. of NJ*	11.85	11.85	0.68	5.76	6.05	0.68	5.76	0.48	98.27	0.60	16.52	88.61	10.50	88.61	16.52	0.24	1.99	32.88
OCFC	OceanFirst Fin. Corp of NJ*	8.94	8.94	0.93	10.52	8.35	0.82	9.25	2.33	37.62	1.17	11.98	121.05	10.82	121.05	13.62	0.48	3.71	44.44
OFED	Oconee Fed Fn Cp MHC SC (35.0)	21.20	21.20	0.68	NM	3.19	0.68	NM	1.35	17.63	0.33	31.38	101.24	21.46	101.24	31.38	0.00	0.00	0.00
OABC	OmniAmerican Bancorp Inc of TX*	17.92	17.92	0.15	0.94	0.91	0.04	0.27	3.62	22.85	1.33	NM	92.51	16.58	92.51	NM	0.00	0.00	0.00
ONFC	Oneida Financial Corp. of NY*	13.34	9.91	0.59	5.50	5.67	0.66	6.16	0.48	131.93	1.49	17.64	73.13	9.75	102.32	15.75	0.48	5.44	NM
ORIT	Oritani Financial Corp of NJ*	24.98	24.98	0.66	3.12	2.21	0.68	3.23	1.83	51.40	1.45	NM	107.09	26.76	107.09	NM	0.40	3.27	NM
PSBH	PSB Hidgs Inc MHC of CT (42.9)	9.52	8.12	0.20	2.19	2.83	0.35	3.80	2.48	21.71	1.00	35.33	75.61	7.20	89.98	20.38	0.00	0.00	0.00
PVFC	PVF Capital Corp. of Solon OH*	9.36	9.36	-0.69	-7.72	-12.17	-1.26	-14.09	9.28	40.86	5.21	NM	62.38	5.84	62.38	NM	0.00	0.00	NM
PFED	Park Bancorp of Chicago IL*	9.81	9.81	-2.33	-22.14	NM	-2.32	-22.03	NA	NA	2.77	NM	21.74	2.13	21.74	NM	0.00	0.00	NM
PVSA	Parkvale Financial Corp of PA*	5.05	3.54	-0.93	-13.07	NM	0.35	4.85	2.04	52.96	1.89	NM	60.15	3.04	87.21	8.48	0.08	0.82	NM
PBHC	Pathfinder BC MHC of NY (36.3)	5.97	5.07	0.52	6.68	8.08	0.49	6.28	1.57	56.13	1.28	12.38	103.47	6.17	122.88	13.18	0.12	1.18	14.63
PEOP	Peoples Fed Bancshrs Inc of MA*	21.81	21.81	-0.01	-0.09	-0.07	0.60	3.83	1.12	52.48	0.81	NM	85.30	18.60	85.30	30.69	0.00	0.00	NM
PBCT	Peoples United Financial of CT*	20.84	14.12	0.39	1.62	1.95	0.45	1.89	1.74	45.37	0.98	NM	84.65	17.64	135.61	NM	0.62	5.04	NM
PROV	Provident Fin. Holdings of CA*	10.07	10.07	0.88	9.55	12.97	-0.29	-3.09	6.17	44.07	3.29	7.71	69.47	7.00	69.47	NM	0.04	0.48	3.70
PBNY	Provident NY Bncrp, Inc. of NY*	14.28	9.20	0.71	4.95	5.77	0.47	3.24	1.95	54.08	1.82	17.35	86.81	12.39	142.60	26.50	0.24	2.52	43.64
PBIP	Prudential Bncp MHC PA (25.5)	10.69	10.69	0.44	4.13	3.49	0.50	4.67	1.26	47.20	1.45	28.65	118.10	12.62	118.10	25.35	0.20	3.03	NM
PULB	Pulaski Fin Cp of St. Louis MO*	5.96	5.70	0.22	2.71	4.04	-0.08	-0.99	5.13	36.23	2.04	24.73	88.65	5.28	92.98	NM	0.38	5.12	NM
RIVR	River Valley Bancorp of IN*	7.18	7.16	0.64	8.21	11.34	0.42	5.38	2.38	38.31	1.41	8.82	80.25	5.76	80.48	13.47	0.84	5.77	50.91
RVSB	Riverview Bancorp, Inc. of WA*	12.65	9.87	-0.16	-1.43	-1.96	-0.18	-1.67	6.41	32.47	2.58	NM	64.83	8.20	85.71	NM	0.00	0.00	NM
RCKBD	Rockville Fin New, Inc. of CT*	18.07	18.00	0.64	4.45	3.70	0.59	4.11	0.80	107.21	1.00	27.03	95.64	17.28	95.99	29.28	0.17	1.61	43.59

RP FINANCIAL, LC.
Financial Services Industry Consultants
1100 North Glebe Road, Suite 1100
Arlington, Virginia 22201
(703) 528-1700

Exhibit 1 (continued)
Weekly Thrift Market Line - Part Two
Prices As Of March 15, 2011

		Key Financial Ratios							Asset Quality Ratios			Pricing Ratios					Dividend Data (6)
			Tang.												Price/	Price/	Ind.	Divi-
		Equity/	Equity/	Reported Earnings			Core Earnings		NPAs	Resvs/	Resvs/	Price/	Price/	Price/	Tang.	Core	Div./	dend	Payout
Financial Institution		Assets	Assets	ROA (5)	ROE (5)	ROI (5)	ROA (5)	ROE (5)	Assets	NPAs	Loans	Earning	Book	Assets	Book	Earnings	Share	Yield	Ratio (7)
		(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(X)	(%)	(%)	(%)	(x)	($)	(%)	(%)
NASDAQ Listed OTC Companies (continued)
ROMA	Roma Fin Corp MHC of NJ (26.2)	11.58	11.50	0.33	2.38	1.60	0.25	1.82	NA	NA	1.09	NM	152.30	17.64	153.62	NM	0.32	3.02	NM
ROME	Rome Bancorp, Inc. of Rome NY (8)*	18.54	18.54	0.68	3.66	2.79	0.78	4.22	0.63	125.12	0.92	35.82	132.07	24.48	132.07	31.11	0.36	3.05	NM
SIFI	SI Financial Group, Inc. of CT*	13.64	13.19	0.28	3.60	2.66	0.25	3.17	1.01	55.36	0.78	37.60	77.88	10.62	80.55	NM	0.12	1.28	48.00
SPBC	SP Bancorp, Inc. of Plano, TX*	13.13	13.13	0.07	NM	0.82	-0.06	NM	1.91	44.74	1.09	NM	61.45	8.07	61.45	NM	0.00	0.00	0.00
SVBI	Severn Bancorp, Inc. of MD*	8.12	8.08	-0.22	-1.99	-4.50	-0.42	-3.88	13.46	23.10	3.69	NM	59.34	4.82	59.64	NM	0.00	0.00	NM
STND	Standard Financial Corp. of PA*	17.30	15.42	0.43	3.07	3.58	0.71	5.16	1.10	83.00	1.42	27.94	69.01	11.94	79.16	16.64	0.00	0.00	0.00
SUPR	Superior Bancorp of AL(8)*	0.10	-0.34	-6.34	NM	NM	-6.70	NM	15.24	31.37	6.10	NM	170.83	0.16	NM	NM	0.00	0.00	NM
THRD	TF Fin. Corp. of Newtown PA*	10.66	10.06	0.47	4.59	5.73	0.39	3.78	NA	NA	1.63	17.44	79.47	8.47	84.69	21.17	0.19	0.92	15.97
TFSL	TFS Fin Corp MHC of OH (26.4)	15.80	15.73	-0.06	-0.35	-0.19	-0.20	-1.23	3.57	37.54	1.50	NM	184.66	29.18	185.64	NM	0.00	0.00	NM
TBNK	Territorial Bancorp, Inc of HI*	15.75	15.75	0.78	4.96	4.81	0.85	5.40	0.24	43.66	0.23	20.78	101.29	15.95	101.29	19.10	0.28	1.48	30.77
TSBK	Timberland Bancorp, Inc. of WA*	9.79	9.02	-0.30	-2.54	-5.59	-0.29	-2.46	7.09	22.93	2.19	NM	55.28	5.41	60.52	NM	0.00	0.00	NM
TRST	TrustCo Bank Corp NY of NY*	6.46	6.44	0.77	11.55	6.65	0.71	10.64	1.42	74.53	1.78	15.03	172.51	11.14	173.03	16.31	0.26	4.55	68.42
UCBA	United Comm Bncp MHC IN (40.7) (8)	11.25	10.58	0.25	2.12	2.11	0.20	1.70	NA	NA	2.18	NM	101.14	11.38	108.37	NM	0.44	6.18	NM
UCFC	United Community Fin. of OH*	8.69	8.66	-1.54	-16.69	NM	-1.85	-19.97	8.47	20.83	2.29	NM	20.89	1.81	20.96	NM	0.00	0.00	NM
UBNK	United Financial Bncrp of MA*	14.05	13.57	0.65	4.47	4.17	0.69	4.76	0.91	69.15	0.93	23.98	107.60	15.11	111.97	22.53	0.32	2.15	51.61
VPFG	ViewPoint Financal Group of TX*	13.48	13.45	0.66	6.27	3.86	0.33	3.19	0.73	68.75	0.93	25.88	115.99	15.63	116.30	NM	0.20	1.52	39.22
WSB	WSB Holdings, Inc. of Bowie MD*	13.36	13.36	-0.95	-7.66	-15.50	-0.76	-6.16	11.40	23.47	NA	NM	50.62	6.76	50.62	NM	0.00	0.00	NM
WSFS	WSFS Financial Corp. of DE*	8.36	8.04	0.32	3.79	3.53	0.23	2.67	2.36	64.63	2.29	28.37	108.13	9.04	112.83	NM	0.48	1.19	33.80
WVFC	WVS Financial Corp. of PA*	10.22	10.22	0.10	1.22	1.98	0.14	1.65	0.88	27.52	1.19	NM	63.42	6.48	63.42	37.39	0.16	1.86	NM
WFSL	Washington Federal, Inc. of WA*	13.65	11.98	0.90	6.63	6.21	1.21	8.95	NA	NA	1.81	16.11	104.15	14.22	120.96	11.94	0.24	1.41	22.64
WSBF	Waterstone Fin MHC of WI (26.2)	9.16	9.16	-0.30	-3.27	-6.67	-1.08	-11.82	9.76	17.54	2.22	NM	48.56	4.45	48.56	NM	0.00	0.00	NM
WAYN	Wayne Savings Bancshares of OH*	9.28	8.82	0.55	5.90	8.89	0.51	5.50	NA	NA	1.27	11.24	65.77	6.10	69.51	12.06	0.24	2.88	32.43
WFD	Westfield Fin. Inc. of MA*	17.86	17.86	0.25	1.30	1.31	0.02	0.12	0.28	202.33	1.36	NM	107.12	19.13	107.12	NM	0.24	2.85	NM
WBKC	Wolverine Bancorp, Inc. of MI*	19.04	19.04	-1.33	NM	-12.80	-0.82	NM	3.75	92.33	4.25	NM	54.51	10.38	54.51	NM	0.00	0.00	NM

EXHIBIT 2

Core Earnings Analysis

RP® Financial, LC.

Exhibit 2
Core Earnings Analysis
Comparable Institution Analysis
For the 12 Months Ended December 31, 2010

					Less:	Estimated
		Net Income	Less: Net	Tax Effect	Extraordinary	Core Income		Estimated
Comparable Group		to Common	Gains(Loss)	@. 34%	Items	to Common	Shares	Core EPS
		($000)	($000)	($000)	($000)	($000)	(000)	($)

BFED	Beacon Federal Bancorp of NY	$4,928	$1,318	($448)	$0	$5,798	6,435	$0.90
BRKL	Brookline Bancorp, Inc. of MA	$27,640	($198)	$67	$0	$27,509	59,072	$0.47
CBNJ	Cape Bancorp, Inc. of NJ (1)	$4,041	$2,425	($825)	$0	$5,642	13,314	$0.42
ESSA	ESSA Bancorp, Inc. of PA	$4,730	($1,422)	$483	$0	$3,791	12,830	$0.30
OSHC	Ocean Shore Holding Co. of NJ (1)	$5,330	$0	$0	$0	$5,330	7,297	$0.73
OCFC	OceanFirst Financial Corp. of NJ	$20,377	($3,657)	$1 ,243	$0	$17,963	18,823	$0.95
UBNK	United Financial Bancorp of MA	$10,032	$905	($308)	$0	$10,629	16,109	$0.66
WFD	Westfield Financial Inc. of MA	$3,006	($3,925)	$1,335	$0	$416	28,166	$0.01

(1)	Financial information is for the quarter ending September 30, 2010.

Source:
SNL Financial, LC. and RP® Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2011 by RP® Financial, LC.

EXHIBIT 3

Pro Forma Analysis Sheet

Exhibit 3
PRO FORMA ANALYSIS SHEET
First Connecticut Bancorp, Inc.
Prices as of March 15, 2011

					Peer Group				Connecticut Companies				All Publicly-Traded
Price Multiple		Symbol	Subject (1)		Mean		Median		Mean		Median		Mean		Median
Price-earnings ratio (x)		P/E	31.52	x	22.67	x	21.81	x	32.31	x	32.31	x	17.49	x	17.00	x
Price-core earnings ratio (x)		P/Core	51.85	x	18.91	x	19.16	x	29.28	x	29.28	x	17.65	x	16.89	x
Price-book ratio (%)	=	P/B	65.19%		103.06%		102.61%		86.06%		84.65%		79.89%		82.36%
Price-tangible book ratio (%)	=	P/TB	65.19%		107.75%		109.55%		104.05%		95.99%		87.80%		85.00%
Price-assets ratio (%)	=	P/A	8.84%		14.17%		13.47%		15.18%		17.28%		9.57%		8.69%

Valuation Parameters

Pre-Conversion Earnings (Y)	$4,869,000	ESOP Stock Purchases (E)	8.00%	(5)
Pre-Conversion Earnings (CY)	$3,188,000	Cost of ESOP Borrowings (S)	0.00%	(4)
Pre-Conversion Book Value (B)	$94,993,000	ESOP Amortization (T)	15.00	years
Pre-Conv. Tang. Book Val. (TB)	$94,993,000	RRP Amount (M)	4.00%
Pre-Conversion Assets (A)	$1,416,630,000	RRP Vesting (N)	5.00	years (5)
Reinvestment Rate (2)(R)	2.01%	Foundation (F)	3.85%
Est. Conversion Expenses (3)(X)	2.36%	Tax Benefit (Z)	1,716,000
Tax Rate (TAX)	33.00%	Percentage Sold (PCT)	100.00%
		Option (O1)	10.00%	(6)
		Estimated Option Value (O2)	34.80%	(6)
		Option vesting (O3)	5.00	(6)
		Option pct taxable (O4)	25.00%	(6)

Calculation of Pro Forma Value After Conversion

1.	V=	P/E * (Y)	V=	$135,200,000
		1 - P/E * PCT * ((1-X-E-M-F)*R*(1-TAX) - (1-TAX)*E/T - (1-TAX)*M/N) - (1-(TAX*O4))*(O1*O2)/O3)

2.	V=	P/Core * (Y)	V=	$135,200,000
		1 - P/core * PCT * ((1-X-E-M-F)*R*(1-TAX) - (1-TAX)*E/T - (1-TAX)*M/N) - (1-(TAX*O4))*(O1*O2)/O3)

3.	V=	P/B * (B+Z)	V=	$135,200,000
		1 - P/B * PCT * (1-X-E-M-F)

4.	V=	P/TB * (TB+Z)	V=	$135,200,000
		1 - P/TB * PCT * (1-X-E-M-F)

5.	V=	P/A * (A+Z)	V=	$135,200,000
		1 - P/A * PCT * (1-X-E-M-F)

Conclusion	Shares Issued To the Public	Price Per Share	Gross Offering Proceeds	Shares Issued To Foundation	Total Shares Issued	Aggregate Market Value of Shares Issued
Supermaximum	17,192,500	10.00	$171,925,000	687,700	17,880,200	$178,802,000
Maximum	14,950,000	10.00	149,500,000	598,000	15,548,000	155,480,000
Midpoint	13,000,000	10.00	130,000,000	520,000	13,520,000	135,200,000
Minimum	11,050,000	10.00	110,500,000	442,000	11,492,000	114,920,000

(1)	Pricing ratios shown reflect the midpoint value.
(2)	Net return reflects a reinvestment rate of 2.01 percent and a tax rate of 33.0 percent.
(3)	Offering expenses shown at estimated midpoint value.
(4)	No cost is applicable since holding company will fund the ESOP loan.
(5)	ESOP and MRP amortize over 15 years and 5 years, respectively; amortization expenses tax effected at 33.0 percent.
(6)
10 percent option plan with an estimated Black-Scholes valuation of 34.80 percent of the exercise price, including a 5 year vesting with 25 percent of the options (granted to directors) tax effected at 33.0 percent.

EXHIBIT 4

Pro Forma Effect of Conversion Proceeds

Exhibit 4
PRO FORMA EFFECT OF CONVERSION PROCEEDS
First Connecticut Bancorp, Inc.
At the Minimum

1.	Pro Forma Market Capitalization	$114,920,000
	Less: Foundation Shares	4,420,000
2.	Offering Proceeds	$110,500,000
	Less: Estimated Offering Expenses	2,893,314
	Net Conversion Proceeds	$107,606,686

3.	Estimated Additional Income from Conversion Proceeds

	Net Conversion Proceeds	$107,606,686
	Less: Cash Contribution to Foundation	(0)
	Less: Non-Cash Stock Purchases (1)	13,790,400
	Net Proceeds Reinvested	$93,816,286
	Estimated net incremental rate of return	1.35%
	Reinvestment Income	$1,263,424
	Less: Estimated cost of ESOP borrowings (2)	0
	Less: Amortization of ESOP borrowings (3)	410,647
	Less: Amortization of Options (4)	733,856
	Less: Recognition Plan Vesting (5)	615,971
	Net Earnings Impact	($497,051)

				Net
			Before	Earnings	After
4.	Pro Forma Earnings		Conversion	Increase	Conversion

	12 Months ended December 31, 2010 (reported)		$4,869,000	($497,051)	$4,371 ,949
	12 Months ended December 31, 2010 (core)		$3,188,000	($497,051)	$2,690,949

		Before	Net Cash	Tax Benefit	After
5.	Pro Forma Net Worth	Conversion	Proceeds	Of Contribution	Conversion

	December 31, 2010	$94,993,000	$93,816,286	$1,458,600	$190,267,886
	December 31, 2010 (Tangible)	$94,993,000	$93,816,286	$1,458,600	$190,267,886

		Before	Net Cash	Tax Benefit	After
6.	Pro Forma Assets	Conversion	Proceeds	Of Contribution	Conversion

	December 31, 2010	$1,416,630,000	$93,816,286	$1,458,600	$1,511,904,886

(1)	Includes ESOP and RRP stock purchases equal to 8.0 and 4.0 percent of total shares issued, respectively.
(2)	ESOP stock purchases are internally financed by a loan from the holding company.
(3)	ESOP borrowings are amortized over 15 years, amortization expense is tax-effected at a 33.0 percent rate.
(4)	Option valuation based on Black-Scholes model, 5 year vesting, and assumes 25 percent is taxable.
(5)	RRP is amortized over 5 years, and amortization expense is tax effected at 33.0 percent.

Exhibit 4
PRO FORMA EFFECT OF CONVERSION PROCEEDS
First Connecticut Bancorp, Inc.
At the Midpoint

1.	Pro Forma Market Capitalization	$135,200,000
	Less: Foundation Shares	5,200,000
2.	Offering Proceeds	$130,000,000
	Less: Estimated Offering Expenses	3,072,090
	Net Conversion Proceeds	$126,927,910

3.	Estimated Additional Income from Conversion Proceeds

	Net Conversion Proceeds	$126,927,910
	Less: Cash Contribution to Foundation	(0)
	Less: Non-Cash Stock Purchases (1)	16,224,000
	Net Proceeds Reinvested	$110,703,910
	Estimated net incremental rate of return	1.35%
	Reinvestment Income	$1 ,490,850
	Less: Estimated cost of ESOP borrowings (2)	0
	Less: Amortization of ESOP borrowings (3)	483,115
	Less: Amortization of Options (4)	863,360
	Less: Recognition Plan Vesting (5)	724,672
	Net Earnings Impact	($580,297)

				Net
			Before	Earnings	After
4.	Pro Forma Earnings		Conversion	Increase	Conversion

	12 Months ended December 31, 2010 (reported)		$4,869,000	($580,297)	$4,288,703
	12 Months ended December 31, 2010 (core)		$3,188,000	($580,297)	$2,607,703

		Before	Net Cash	Tax Benefit	After
5.	Pro Forma Net Worth	Conversion	Proceeds	Of Contribution	Conversion

	December 31, 2010	$94,993,000	$110,703,910	$1,716,000	$207,412,910
	December 31, 2010 (Tangible)	$94,993,000	$110,703,910	$1,716,000	$207,412,910

		Before	Net Cash	Tax Benefit	After
6.	Pro Forma Assets	Conversion	Proceeds	Of Contribution	Conversion

	December 31, 2010	$1,416,630,000	$110,703,910	$1,716,000	$1,529,049,910

(1)	Includes ESOP and RRP stock purchases equal to 8.0 and 4.0 percent of total shares issued, respectively.
(2)	ESOP stock purchases are internally financed by a loan from the holding company.
(3)	ESOP borrowings are amortized over 15 years, amortization expense is tax-effected at a 33.0 percent rate.
(4)	Option valuation based on Black-Scholes model, 5 year vesting, and assumes 25 percent is taxable.
(5)	RRP is amortized over 5 years, and amortization expense is tax effected at 33.0 percent.

Exhibit 4
PRO FORMA EFFECT OF CONVERSION PROCEEDS
First Connecticut Bancorp, Inc.
At the Maximum Value

1.	Pro Forma Market Capitalization	$155,480,000
	Less: Foundation Shares	5,980,000
2.	Offering Proceeds	$149,500,000
	Less: Estimated Offering Expenses	3,250,866
	Net Conversion Proceeds	$146,249,134

3.	Estimated Additional Income from Conversion Proceeds

	Net Conversion Proceeds	$146,249,134
	Less: Cash Contribution to Foundation	(0)
	Less: Non-Cash Stock Purchases (1)	18,657,600
	Net Proceeds Reinvested	$127,591,534
	Estimated net incremental rate of return	1.35%
	Reinvestment Income	$1,718,275
	Less: Estimated cost of ESOP borrowings (2)	0
	Less: Amortization of ESOP borrowings (3)	555,582
	Less: Amortization of Options (4)	992,864
	Less: Recognition Plan Vesting (5)	833,373
	Net Earnings Impact	($663,544)

				Net
			Before	Earnings	After
4.	Pro Forma Earnings		Conversion	Increase	Conversion

	12 Months ended December 31, 2010 (reported)		$4,869,000	($663,544)	$4,205,456
	12 Months ended December 31, 2010 (core)		$3,188,000	($663,544)	$2,524,456

		Before	Net Cash	Tax Benefit	After
5.	Pro Forma Net Worth	Conversion	Proceeds	Of Contribution	Conversion

	December 31, 2010	$94,993,000	$127,591,534	$1,973,400	$224,557,934
	December 31, 2010 (Tangible)	$94,993,000	$127,591,534	$1,973,400	$224,557,934

		Before	Net Cash	Tax Benefit	After
6.	Pro Forma Assets	Conversion	Proceeds	Of Contribution	Conversion

	December 31, 2010	$1,416,630,000	$127,591,534	$1,973,400	$1,546,194,934

(1)	Includes ESOP and RRP stock purchases equal to 8.0 and 4.0 percent of total shares issued, respectively.
(2)	ESOP stock purchases are internally financed by a loan from the holding company.
(3)	ESOP borrowings are amortized over 15 years, amortization expense is tax-effected at a 33.0 percent rate.
(4)	Option valuation based on Black-Scholes model, 5 year vesting, and assumes 25 percent is taxable.
(5)	RRP is amortized over 5 years, and amortization expense is tax effected at 33.0 percent.

Exhibit 4
PRO FORMA EFFECT OF CONVERSION PROCEEDS
First Connecticut Bancorp, Inc.
At the Supermaximum Value

1.	Pro Forma Market Capitalization	$178,802,000
	Less: Foundation Shares	6,877,000
2.	Offering Proceeds	$171,925,000
	Less: Estimated Offering Expenses	3,456,458
	Net Conversion Proceeds	$168,468,542

3.	Estimated Additional Income from Conversion Proceeds

	Net Conversion Proceeds	$168,468,542
	Less: Cash Contribution to Foundation	(0)
	Less: Non-Cash Stock Purchases (1)	21,456,240
	Net Proceeds Reinvested	$147,012,302
	Estimated net incremental rate of return	1.35%
	Reinvestment Income	$1,979,815
	Less: Estimated cost of ESOP borrowings (2)	0
	Less: Amortization of ESOP borrowings (3)	638,919
	Less: Amortization of Options (4)	1,141,794
	Less: Recognition Plan Vesting (5)	958,379
	Net Earnings Impact	($759,277)

				Net
			Before	Earnings	After
4.	Pro Forma Earnings		Conversion	Increase	Conversion

	12 Months ended December 31, 2010 (reported)		$4,869,000	($759,277)	$4,109,723
	12 Months ended December 31, 2010 (core)		$3,188,000	($759,277)	$2,428,723

		Before	Net Cash	Tax Benefit	After
5.	Pro Forma Net Worth	Conversion	Proceeds	Of Contribution	Conversion

	December 31, 2010	$94,993,000	$147,012,302	$2,269,410	$244,274,712
	December 31, 2010 (Tangible)	$94,993,000	$147,012,302	$2,269,410	$244,274,712

		Before	Net Cash	Tax Benefit	After
6.	Pro Forma Assets	Conversion	Proceeds	Of Contribution	Conversion

	December 31, 2010	$1,416,630,000	$147,012,302	$2,269,410	$1,565,911,712

(1)	Includes ESOP and RRP stock purchases equal to 8.0 and 4.0 percent of total shares issued, respectively.
(2)	ESOP stock purchases are internally financed by a loan from the holding company.
(3)	ESOP borrowings are amortized over 15 years, amortization expense is tax-effected at a 33.0 percent rate.
(4)	Option valuation based on Black-Scholes model, 5 year vesting, and assumes 25 percent is taxable.
(5)	RRP is amortized over 5 years, and amortization expense is tax effected at 33.0 percent.

EXHIBIT 5

Firm Qualifications Statement

RP FINANCIAL, LC.
Serving the Financial Services Industry Since 1988

FIRM QUALIFICATIONS STATEMENT

RP Financial, LC. (“RP Financial”) provides financial and management consulting, merger advisory and valuation services to the financial services companies, including banks, thrifts, credit unions, insurance companies, mortgage companies and others. We offer a broad array of services, high quality and prompt service, hands-on involvement by our senior staff, careful structuring of strategic initiatives and sophisticated valuation and other analyses consistent with industry practices and regulatory requirements. Our staff has extensive consulting, valuation, financial advisory and industry backgrounds.

STRATEGIC PLANNING SERVICES

RP Financial’s strategic planning services, for established or de novo banking companies, provide effective feasible plans with quantifiable results to enhance shareholder value, achieve regulatory approval or realize other objectives. We conduct situation analyses; establish mission/vision statements, develope strategic goals and objectives; and identify strategies to enhance value, address capital, increase earnings, manage risk and tackle operational or organizational matters. Our proprietary financial simulation models facilitate the evaluation of the feasibility, impact and merit of alternative financial strategies.

MERGER ADVISORY SERVICES

RP Financial’s merger advisory services include targeting buyers and sellers, assessing acquisition merit, conducting due diligence, negotiating and structuring deal terms, preparing merger business plans and financial simulations, rendering fairness opinions, preparing fair valuation analyses and supporting post-merger strategies. RP Financial is also expert in de novo charters, shelf charters and failed bank deals with loss sharing or other assistance. Through financial simulations, valuation proficiency and regulatory familiarity, RP Financial’s merger advisory services center on enhancing shareholder returns.

VALUATION SERVICES

RP Financial’s extensive valuation practice includes mergers, thrift stock conversions, insurance company demutualizations, merger valuation and goodwill impairment, ESOPs, going private, secondary offerings and other purposes. We are highly experienced in performing appraisals conforming with regulatory guidelines and appraisal standards. RP Financial is the nation’s leading valuation firm for thrift stock conversions, with offerings ranging up to $4 billion.

MANAGEMENT STUDIES

RP Financial provides effective organizational planning, and we are often engaged to prepare independent management studies required for regulatory enforcement actions. We evaluate Board, management and staffing needs, assess existing talent and capabilities and make strategic recommendations for new positions, replacement, succession and other organizational matters.

ENTERPRISE RISK ASSESSMENT SERVICES

RP Financial provides effective enterprise risk assessment consulting services to assist our clients in evaluating the degree to which they have properly identified, understood, measured, monitored and controlled enterprise risk as part of a deliberate risk/reward strategy and to help them implement strategies to mitigate risk, enhance performance, ensure effective reporting and compliance with laws and regulations and avoid potential future damage to their reputation and associated consequences and to mitigate residual risk and unanticipated losses.

OTHER CONSULTING SERVICES

RP Financial provides other consulting services including evaluating regulatory changes, development diversification and branching strategies, conducting feasibility studies and other research, and preparing management studies in response to regulatory enforcement actions. We assist clients with CRA plans and revising policies and procedures. Our other consulting services are aided by proprietary valuation and financial simulation models.

KEY PERSONNEL (Years of Relevant Experience & Contact Information)
Ronald S. Riggins, Managing Director (31)	(703) 647-6543	rriggins@rpfinancial.com
William E. Pommerening, Managing Director (27)	(703) 647-6546	wpommerening@rpfinancial.com
Gregory E. Dunn, Director (28)	(703) 647-6548	gdunn@rpfinancial.com
James P. Hennessey, Director (25)	(703) 647-6544	jhennessey@rpfinancial.com
James J. Oren, Director (24)	(703) 647-6549	joren@rpfinancial.com
Marcus Faust, Senior Vice President (23)	(703) 647-6553	mfaust@rpfinancial.com
Timothy M. Biddle, Senior Vice President (21)	(703) 647-6552	tbiddle@rpfinancial.com
Janice Hollar, Senior Vice President (29)	(703) 647-6554	jhollar@rpfinancial.com

RP Financial, LC. 1100 North Glebe Road, Suite 1100 Arlington, VA 22201	Phone: (703) 528-1700 Fax: (703) 528-1788 www.rpfinancial.com

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